EXHIBIT 2.1
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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KRATZ-WILDE MACHINE COMPANY

                                       AND

                             AVIATION SALES COMPANY

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



                                TABLE OF CONTENTS

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
ARTICLE I  CERTAIN DEFINITIONS..................................................................................  1

ARTICLE II  SALE OF ASSETS: CLOSING; ADJUSTMENT.................................................................  7
         Section 2.1.         Assets to Be Acquired.............................................................  7
         Section 2.2.         Excluded Assets...................................................................  9
         Section 2.3.         Assumption of Liabilities......................................................... 10
         Section 2.4.         Retained Liabilities.............................................................. 11
         Section 2.5.         Consideration; Closing Deliveries; Possession..................................... 12
         Section 2.6.         Time and Place of Closing......................................................... 14
         Section 2.7.         Closing Procedures................................................................ 14
         Section 2.8.         Post-Closing Procedures........................................................... 15
         Section 2.9.         Purchase Price Adjustment......................................................... 16
         Section 2.10.        Records........................................................................... 16

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER........................................................... 18
         Section 3.1.         Incorporation; Authorization; etc................................................. 18
         Section 3.2.         Financial Information............................................................. 19
         Section 3.3.         Properties........................................................................ 19
         Section 3.4.         Absence of Certain Changes; Solvency.............................................. 20
         Section 3.5.         Litigation; Orders................................................................ 20
         Section 3.6.         Intellectual Property............................................................. 20
         Section 3.7.         Licenses, Approvals, Other Authorizations, Consents,
                              Reports, etc...................................................................... 21
         Section 3.8.         Labor Matters..................................................................... 21
         Section 3.9.         Compliance with Laws.............................................................. 22
         Section 3.10.        Insurance......................................................................... 22
         Section 3.11.        Contracts......................................................................... 22
         Section 3.12.        Environmental Matters............................................................. 23
         Section 3.13.        No Agreements to Sell Assets...................................................... 25
         Section 3.14.        Brokers, Finders, etc............................................................. 25
         Section 3.15.        Accuracy of Representations and Warranties; Schedules and
                              Exhibits.......................................................................... 25
         Section 3.16.        No Implied Representation......................................................... 25
         Section 3.17.        Construction of Certain Provisions................................................ 26

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER............................................................. 27
         Section 4.1.         Organization; Authorization; etc.................................................. 27
         Section 4.2.         Brokers, Finders, etc............................................................. 27
         Section 4.3.         Licenses, Approvals, Other Authorizations, Consents,
                              Reports, etc...................................................................... 27


                                      - i -


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         Section 4.4.         Accuracy of Representations and Warranties; Schedules and
                              Exhibits.......................................................................... 28

ARTICLE V  COVENANTS OF SELLER AND BUYER........................................................................ 29
         Section 5.1.         Investigation of Business; Access to Properties and Records....................... 29
         Section 5.2.         Efforts; Obtaining Consents; Antitrust Laws....................................... 30
         Section 5.3.         Further Assurances................................................................ 32
         Section 5.4.         Public Announcements.............................................................. 32
         Section 5.5.         Accounts and Notes Payable Notices................................................ 33
         Section 5.6.         Post-Closing Confidentiality...................................................... 33
         Section 5.7.         Conduct of Business............................................................... 33
         Section 5.8.         Maintenance of the Assets......................................................... 34
         Section 5.9.         Preservation of Business.......................................................... 35
         Section 5.10.        Maintenance of the Records........................................................ 35
         Section 5.11.        Exclusive Dealings................................................................ 35
         Section 5.12.        Notice of Developments............................................................ 35
         Section 5.13.        Supplements to Schedules.......................................................... 36

ARTICLE VI  EMPLOYEE BENEFITS................................................................................... 37
         Section 6.1.         Employee Benefit Plans............................................................ 37
         Section 6.2.         Termination of Participation...................................................... 37
         Section 6.3.         [Intentionally left blank]........................................................ 37
         Section 6.4.         Termination of Seller's Employees................................................. 37

ARTICLE VII  TAX MATTERS........................................................................................ 39
         Section 7.1.         Tax Returns....................................................................... 39
         Section 7.2.         Sales, Transfer and Similar Taxes................................................. 39
         Section 7.3.         Cooperation and Exchange of Information........................................... 39
         Section 7.4.         Prorations........................................................................ 41

ARTICLE VIII  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE......................................................... 43
         Section 8.1.         Representations, Warranties and Covenants of Seller............................... 43
         Section 8.2.         Filings; Consents; Waiting Periods................................................ 43
         Section 8.3.         No Injunction or Pending Litigation............................................... 43
         Section 8.4.         Pre-Acquisition Review............................................................ 43
         Section 8.5.         Delivery of Records............................................................... 43
         Section 8.6.         Releases of Liens................................................................. 44
         Section 8.7.         Performance of Seller's Obligations............................................... 44
         Section 8.8.         Limitation on Accounts Payable.................................................... 44
         Section 8.9.         No Material Adverse Change........................................................ 44
         Section 8.10.        Environmental Audit............................................................... 44
         Section 8.11.        Audited Financial Information..................................................... 45


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ARTICLE IX  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.......................................................... 45
         Section 9.1.         Representations, Warranties and Covenants of Buyer................................ 45
         Section 9.2.         No Injunction..................................................................... 45
         Section 9.3.         Delivery of Initial Purchase Price and Closing Documents.......................... 45

ARTICLE X  SURVIVAL; INDEMNIFICATION............................................................................ 46
         Section 10.1.        Survival.......................................................................... 46
         Section 10.2.        General Indemnification by Buyer or Seller........................................ 47
         Section 10.3.        Environmental Indemnification by Seller........................................... 47
         Section 10.4.        Third Party Claims................................................................ 51
         Section 10.5.        Bulk Sales Waiver; Indemnification................................................ 52

ARTICLE XI  TERMINATION......................................................................................... 53
         Section 11.1.        Termination....................................................................... 53
         Section 11.2.        Procedure and Effect of Termination............................................... 53
         Section 11.3.        Return of Deposit................................................................. 53

ARTICLE XII  MISCELLANEOUS...................................................................................... 55
         Section 12.1.        Non-Assignable Undertakings and Rights............................................ 55
         Section 12.2.        Counterparts...................................................................... 55
         Section 12.3.        Governing Law..................................................................... 55
         Section 12.4.        Entire Agreement.................................................................. 55
         Section 12.5.        Expenses.......................................................................... 55
         Section 12.6.        Notices........................................................................... 56
         Section 12.7.        Successors and Assigns............................................................ 57
         Section 12.8.        Headings; Definitions............................................................. 57
         Section 12.9.        Amendments and Waivers............................................................ 57
         Section 12.10.       Interpretation; Absence of Presumption............................................ 57
         Section 12.11.       Severability...................................................................... 58
         Section 12.12.       Settlement of Disputes............................................................ 58
         Section 12.13.       Survival.......................................................................... 61


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                                    SCHEDULES


Schedule 1.1(a)                     Seller's Accounts Payable

Schedule 1.1(b)                     Seller's Net Working Capital

Schedule 2.1(a)-1                   Owned Real Property

Schedule 2.1(a)-2                   Leased Real Property

Schedule 2.1(b)(i)                  Furniture, Fixtures, Machinery and Equipment

Schedule 2.1(b)(ii)                 Motor Vehicles

Schedule 2.1(b)(iii)                Tools and Dies

Schedule 2.1(c)                     Inventory

Schedule 2.1(d)(i)                  Contracts

Schedule 2.1(d)(ii)                 Deposits

Schedule 2.1(e)                     Letters of Credit and Performance Bonds

Schedule 2.1(f)                     Drawings and Specifications

Schedule 2.1(g)                     Proprietary Information and Licenses

Schedule 2.1(h)                     Computer Hardware, Software and Data Files

Schedule 2.1(j)                     Sales Representatives

Schedule 2.1(k)                     Prepaid Expenses

Schedule 2.1(m)                     Accounts Receivable and Notes Receivable

Schedule 2.1(n)                     Cash and Cash Equivalents

Schedule 2.1(o)                     Licenses and Permits

Schedule 2.2(e)                     Other Excluded Assets


                                     - iv -


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
Schedule 2.3                        Assumed Liabilities

Schedule 3.1                        Seller's Jurisdictions of Qualification

Schedule 3.2-1                      Summary of Operations for Three Years

Schedule 3.2-2                      Liabilities Related to Bonus and Profit-Sharing Plans

Schedule 3.3(a)                     Encumbrances on Properties

Schedule 3.3(d)                     Encumbrances on Accounts Receivable

Schedule 3.4(a)                     Adverse Changes

Schedule 3.5                        Litigation; Orders

Schedule 3.7(a)                     Seller's Licenses, Approvals, Other Authorizations, Consents,
                                    Reports, etc.--Operation of the Business

Schedule 3.7(b)                     Seller's Licenses, Approvals, Other Authorizations, Consents,
                                    Reports, etc.--Performance of Agreement

Schedule 3.8                        Workers' Compensation Claims

Schedule 3.9(a)                     Non-Compliance with Laws

Schedule 3.10                       Insurance

Schedule 3.11                       Contracts

Schedule 3.12(b)                    Environmental Matters

Schedule 3.13                       Agreements to Sell Assets

Schedule 4.3                        Buyer's Licenses, Approvals, Other Authorizations, Consents,
                                    Reports, etc.

Schedule 6.1(a)                     Business Employee Benefit Plans

Schedule 6.1(c)                     Payments Due Under Employee Benefit Plans

Schedule 6.4(a)                     Active Employees

Schedule 6.4(g)                     Active Employees in Seller's Tuition Reimbursement Program



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Schedule 7.1                        Taxing Authorities

Schedule 7.3(c)                     Tax Returns


                                     - vi -


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                                    EXHIBITS

Exhibit 2.5(c)(vii)                 Form of Seller's Non-Compete Agreement

Exhibit 2.5(d)(i)                   Form of Employment Agreement

Exhibit 2.10(a) Description of Required Reports, Documents and Computer Data

                        ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (and, collectively with all of the Schedules and Exhibits referenced herein and attached hereto, the "AGREEMENT"), dated as of__________ September, 1997 (the "EFFECTIVE DATE"), is by and between KRATZ-WILDE MACHINE COMPANY, a corporation organized under the laws of the State of Kentucky ("SELLER"), and AVIATION SALES COMPANY, a corporation organized under the laws of the State of Delaware ("BUYER").

         WHEREAS, Seller wishes to sell to Buyer all of the assets and businesses of Seller's Business (as defined herein), and Buyer wishes to purchase such assets and to assume certain of the liabilities relating to the Business and such assets, but only to the extent specified herein and excluding, in all events, the Retained Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "ACCOUNTS PAYABLE" means all of the accounts payable by Seller to third parties related to the Business or the Assets. Seller represents to Buyer that
SCHEDULE 1.1(A) attached hereto sets forth a true, accurate and complete listing and ageing of all of Seller's Accounts Payable as of September 9, 1997.

         "ACTION" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority or arbitral tribunal.

         "ADJUSTED INITIAL NET WORKING CAPITAL" shall mean the Net Working Capital of Seller as of June 30, 1997, as reflected in SCHEDULE 1.1(B) less the amount of the July Distribution.

         "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such


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individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "ANTITRUST LAWS" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "BUSINESS" shall mean the business of Seller as it is being conducted by Seller on the Effective Date, consisting of metal stamping, machining and brazing, which is performed by Seller from the Seller's Facilities.

         "BUYER'S ACCOUNTANT" shall mean the Miami, Florida office of Arthur Andersen, L.L.P.

         "CASH PORTION OF THE PURCHASE PRICE" shall mean the aggregate sum of FORTY MILLION U.S. DOLLARS ($40,000,000), subject to any adjustments to the Initial Purchase Price specifically provided for in this Agreement.

         "CLAIMS" shall mean all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind).

         "CLOSING" shall mean the consummation of the transactions made the subject of this Agreement.

         "CLOSING DATE" shall mean the later of (i) thirty (30) days after the date of this Agreement, and (ii) five (5) days after the date on which the conditions set forth in Articles VIII and IX shall be satisfied or duly waived, or if Seller and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "COVERED LIABILITIES" shall mean any and all debts, losses, liabilities, claims, damages, obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, experts' fees, consultants' fees and expenses) incurred in defending any Action.

         "DEPOSIT" shall mean the amount of Four Hundred Thousand and No/100 Dollars ($400,000.00), which shall be paid within two (2) business days after the date hereof by wire transfer from Buyer to Escrow Agent to be held by Escrow Agent in a segregated interest-bearing account at a FDIC-insured financial institution.

         "ENCUMBRANCES" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements and encroachments, whether recorded or unrecorded.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" shall mean Partners Title Company, 712 Main Street, Suite 2000E, Houston, Texas 77002, as agent for Chicago Title Insurance Company.

         "FAA" shall mean the United States Federal Aviation Administration.

         "GOVERNMENT AUTHORITY" shall mean any government or state (or any subunit thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INITIAL PURCHASE PRICE" shall mean the aggregate sum of FORTY-TWO MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS ($42,500,000) subject to any additional adjustments specifically provided for in this Agreement.

         "NET WORKING CAPITAL" shall mean an amount equal to (a) the sum of (i) the amount of Seller's Cash, (ii) the amount of Seller's Receivables, (iii) the book value of Seller's Inventory, (iv) the amount of Seller's Prepaid Expenses, and (v) Seller's other current assets, less (b) the sum of (i) the amount of Seller's Accounts Payable, and (ii) the amount of Seller's Accrued Liabilities, all as in existence as of the relevant date of the calculation of Net Working Capital; PROVIDED, HOWEVER, that (Y) although the calculation of Adjusted Initial Net Working Capital does not include the liabilities of Seller related to Seller's bonus and profit-sharing plans, the liabilities of Seller related to Seller's bonus and profit-sharing plans shall be included in the calculation of Net Working Capital as of the Closing Date, and (Z) the following items shall be subtracted from the calculation of Net Working Capital as of the Closing Date:
(1) Receivables that are over sixty (60) days past due, provided that no Receivables shall be subtracted unless the amount of Receivables in excess of 90 days exceeds eight percent (8%) of the total amount of the Receivables, and (2) all Inventory that is obsolete, as determined by the mutual agreement of Seller and Buyer. If Seller and Buyer are unable to mutually agree on the level of obsolete Inventory, then Seller and Buyer shall mutually agree upon an independent expert appraiser whose determination of obsolescence shall be final and binding on both Seller and Buyer.


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


         "PERMITTED LIENS" shall mean (i) statutory liens for Taxes not yet due and payable and (ii) imperfections of title and Encumbrances, if any, listed on the Title Commitment which are either not timely objected to by Buyer, or which are objected to but are not removed or cured by Seller and are waived by Buyer in the manner provided in Section 5.1.

         "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

         "PURCHASE PRICE" shall mean the aggregate sum of FORTY-TWO MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS ($42,500,000) decreased, if applicable, in the manner described in Section 2.9(a), all subject to any additional adjustments specifically provided for in this Agreement.

         "SELLER'S ACCOUNTANT" shall mean the Cincinnati, Ohio office of Clark, Schaefer, Hackett & Co.

         "SELLER'S DEBT" shall mean any indebtedness of Seller related to the Business or any of the Assets.

         "SELLER'S LIENS" shall mean any liens or other encumbrances granted by Seller to lenders affecting the Business or any of the Assets.

         "SELLER'S NON-COMPETE AGREEMENT" shall mean the Agreement Not To Compete to be executed and delivered by Seller, Paul Bach and Tom Bach in favor of Buyer at the Closing, the form of which is attached hereto as EXHIBIT 2.5(C)(VII).

         "TAXES" shall mean (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, excise, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, real property or other property taxes, together with any interest or penalties imposed with respect thereto, and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

         Each of the following terms is defined in the part or Section of this Agreement set opposite such term:

         TERM                                                 SECTION
         ----                                                 -------
         Accrued Liabilities                                    2.3(a)
         Active Employees                                       6.4(a)
         Agreement                                              Preamble
         Arbitrator                                             2.8(b)
         Assets                                                 2.1


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

         Assumed Liabilities                                                      2.3
         Assumed Returned Inventory Liabilities                                   2.3(e)
         Business Condition                                                       3.1(a)
         Business Employee Benefit Plans                                          6.1(a)
         Business Employees                                                       6.1(a)
         Buyer                                                                    Preamble
         Buyer Indemnified Parties                                                10.2(b)
         Buyer's Promissory Note                                                  2.5(b)
         Cash                                                                     2.1(n)
         CERCLA                                                                   3.12(a)(i)
         Closing Audit Payment Date                                               2.9(c)
         Closing Date Working Capital Statement                                   2.8(a)
         Competing Transactions                                                   5.11
         Contracts                                                                2.1(d)
         DOJ                                                                      5.2(c)
         Effective Date                                                           Preamble
         Employment Laws                                                          6.4(d)
         EPA                                                                      10.3(b)(ii)(A)
         Excluded Assets                                                          2.2
         Federal Aviation Act                                                     3.3(b)
         Final Net Working Capital                                                2.9(a)
         FTC                                                                      5.2(c)
         Hardware, Software and Data Files                                        2.1(h)
         Hazardous Materials                                                      3.12(a)(ii)
         Hazardous Materials Contamination                                        3.12(a)(iii)
         Hazardous Substances Laws                                                3.12(a)(i)
         Hired Employees                                                          6.4(a)
         Intellectual Property                                                    2.1(q)
         Inventory                                                                2.1(c)
         JAMS                                                                     12.12(b)(ii)
         July Distribution                                                        3.4(a)
         Leased Real Property                                                     2.1(a)
         Licenses                                                                 3.7(a)
         Missing Inventory                                                        2.7(a)(i)
         Names                                                                    2.1(p)
         Objection Notice                                                         5.1(c)
         Owned Real Property                                                      2.1(a)
         Physical Inventory                                                       2.7(a)(i)
         Prepaid Expenses                                                         2.1(k)
         Prorated Taxes                                                           7.4(a)
         Purchase Price Adjustment                                                2.9(a)
         RCRA                                                                     3.12(a)(i)
         Receivables                                                              2.1(m)
         Records                                                                  2.10


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

         Retained Liabilities                                                     2.4
         Review                                                                   2.8(b)
         Seller                                                                   Preamble
         Seller Indemnified Parties                                               10.2(a)
         Seller's Deposits                                                        2.1(d)
         Seller's Facilities                                                      2.1(a)
         Survey                                                                   5.1(b)(i)
         Survey Objections                                                        5.1(c)
         Tax Audit                                                                7.3(d)
         Title Commitment                                                         5.1(b)(ii)
         Title Objections                                                         5.1(c)
         WARN Act                                                                 6.4(d)


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

                                   ARTICLE II

                      SALE OF ASSETS: CLOSING; ADJUSTMENTS

                  SECTION 2.1. ASSETS TO BE ACQUIRED. Subject to the satisfaction or waiver of the conditions set forth herein and to the other terms, conditions and provisions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Seller's right, title and interest in all of the properties, assets and other rights (excluding the Excluded Assets) owned or leased by, or licensed or consigned to, Seller on the Closing Date, including without limitation, the following (collectively, the "ASSETS"):

         (a) all real property and all plants, buildings and improvements thereon owned, leased or otherwise used by Seller, including without limitation, the real property described on SCHEDULE 2.1(A)-1 attached hereto and the improvements located thereon (the "OWNED REAL PROPERTY"), and the real property described on SCHEDULE 2.1(A)-2 attached hereto and the improvements located thereon (the "LEASED REAL PROPERTY") (the Owned Real Property and the Leased Real Property are sometimes hereinafter collectively referred to as the "SELLER'S FACILITIES");

         (b) all fixed assets owned, leased or otherwise used by Seller, including without limitation, (i) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles, tools, packing and packaging materials and other tangible personal property owned, leased or otherwise used by Seller of the type of personal property described on SCHEDULE 2.1(B)(I), which schedule, together with the schedule of assets to be prepared by M.B. Valuation Services, Inc. based on its September 8, 1997, inspection of the Seller's Facilities and the Assets, reflects the personal property owned by Seller to the extent such personal property has an individual purchase price greater than or equal to $500, (ii) all motor vehicles owned, leased or otherwise used by Seller of the type of motor vehicles described on SCHEDULE 2.1(B)(II) attached hereto, which schedule reflects the motor vehicles as of the Effective Date, and (iii) all tools and dies owned, leased or otherwise used by Seller, including the tools not owned by Seller but used by Seller to make the part numbers described on
SCHEDULE 2.1(B)(III) as of the dates set forth on such schedules;

         (c) all inventory of Seller (whether existing or on order) as such inventory shall exist or be on order as of the Closing Date (the "INVENTORY"), together with all Records relating to such Inventory hereto, which Inventory, as of September 4, 1997, is in the quantity and condition described on SCHEDULE 2.1(C) attached;

         (d) (i) all contracts, agreements, leases of personal property, unfilled orders for services provided by Seller, franchises, authorizations granted by original licensed equipment manufacturers and other contracts, agreements or commitments to which Seller is a party which are in effect on the Closing Date (including all assignable warranties and indemnities of manufacturers related to the Inventory but only to the extent that any assignment thereof shall


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

not affect any of Seller's rights as against any third party (including, without limitation, any manufacturers) with respect to any Retained Liabilities), except as otherwise expressly provided in Section 2.2 (collectively, the "CONTRACTS"), which Contracts, as of the Effective Date, consist of the contracts and agreements described on SCHEDULE 2.1(D)(I) attached hereto, together with (ii) all deposits or advance payments made by Seller with third parties in connection with any Contract or made by third parties with Seller in connection with any Contract (collectively, the "SELLER'S DEPOSITS"), which Seller's Deposits, as of the Effective Date, consist of the deposits described on SCHEDULE 2.1(D)(II) attached hereto;

         (e) all letters of credit and performance bonds issued on behalf of Seller and pursuant to which Seller is a sole beneficiary, including, without limitation, the letters of credit and performance bonds described on SCHEDULE 2.1(E) attached hereto;

         (f) all of Seller's written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals, including without limitation, the drawings and specifications described on SCHEDULE 2.1(F) attached hereto;

         (g) all of Seller's proprietary information and licenses from third persons granting the right to perform services provided by Seller, including without limitation, the licenses described on SCHEDULE 2.1(G) attached hereto;

         (h) all of Seller's computer hardware and operating applications and programs, source codes, object codes, and computer data files, including systems documentation and instructions, including without limitation, the computer hardware and operating applications and programs, source codes, access codes, and computer data files described on SCHEDULE 2.1(H) attached hereto (the "HARDWARE, SOFTWARE AND DATA FILES"); provided that Seller and Buyer agree that no software, source codes, access codes or other system documentation or instructions will be transferred which would violate any copyright or license or use agreement;

         (i) all accounting books and records, cost information, sales and pricing data, customer lists, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

         (j) all lists of Seller's agents, representatives, suppliers and subcontractors, together with all contracts and agreements with the foregoing to which Seller is a party which are in effect on the Closing Date, including without limitation, the sales representatives identified in SCHEDULE 2.1(J) attached hereto;

         (k) any of Seller's prepaid expenses for periods after the Closing Date (the "PREPAID EXPENSES"), including without limitation, the prepaid expenses described on SCHEDULE 2.1(K) attached hereto;

         (l)      all intangible and other assets of Seller;

         (m) all of Seller's accounts receivable and notes receivable, except "Accounts Receivable/Related Parties" as shown on Seller's June 30, 1997 balance sheet as such accounts receivable and notes receivable shall exist on the Closing Date (the "RECEIVABLES"), which Receivables, as of September 9, 1997, consist of the accounts receivable and the notes receivable described on
SCHEDULE 2.1(M);

         (n) all of Seller's cash, certificates of deposit and cash equivalents (the "CASH"), including without limitation, the cash value of all life insurance policies held by Seller and the cash and cash equivalents listed on SCHEDULE 2.1(N) attached hereto;

         (o) all of Seller's licenses, permits, approvals and authorizations which have been issued by any Government Authority, including, without limitation, the licenses and permits described on SCHEDULE 2.1(O) attached hereto;

         (p) all of Seller's logos, trade marks, service marks, and trade names, including the name "Kratz-Wilde Machine Company," (together with the goodwill associated therewith) (the "NAMES"), and all literature, sales materials or products incorporating the Names; provided that Seller may continue to use the name "Kratz-Wilde Machine Company" solely for purposes of filing tax returns and winding up the affairs of Seller;

         (q) all of Seller's copyrights, patents, inventions, processes, trade secrets and all other proprietary technical and other information and intellectual property and all licenses, permits and other rights to use the foregoing, whether patented, patentable or unpatentable (the "INTELLECTUAL PROPERTY") which Intellectual Property, as of the Effective Date, consists of the matters described on SCHEDULE 2.1(Q) attached hereto; and

         (r) all Claims, if any, which Seller may have against any Person with respect to or which are related to any of the Assets, except those Claims described in Section 2.2(c) and Section 2.2(d).

                  SECTION 2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary herein, all of Seller's right, title and interest in all of the following properties, assets and other rights (collectively, the "EXCLUDED ASSETS") shall be excluded from the Assets:

         (a) all accounting books and records that do not relate to the Business, as well as copies of business records relating to the Assets (i) that are reasonably required by Seller or any Affiliate of Seller in order to permit Seller or any Affiliate of Seller to prepare any Tax return or other filing or report to be made after the Closing Date or to otherwise comply with law, or
(ii) that relate to the employment of present, former or retired employees of Seller who are not Hired Employees;

         (b) any and all rights of Seller or the Business with respect to Claims that are related to Retained Liabilities;

         (c) all Claims of Seller which Seller, any Affiliate of Seller or the Business may have, on or after the date hereof, against any Government Authority for refund or credit of any type with respect to Taxes of the Business for periods ending on or prior to the Closing Date;

         (d) all Claims which Seller, any Affiliate of Seller or the Business may have against any Person with respect to or which are related to any Retained Liabilities or Excluded Assets; and

         (e) the other assets described on SCHEDULE 2.2(E).

                  SECTION 2.3. ASSUMPTION OF LIABILITIES. Except as set forth in this Section 2.3, at the Closing Buyer shall not assume, succeed to, be obligated for or be liable for any of the liabilities and obligations (whether or not known, suspected, asserted or claimed at the Closing Date or at any time theretofore or thereafter, whether or not reflected or provided for, or required to be reflected or provided for, on a balance sheet of the Business and whether fixed, liquidated, unliquidated, absolute, contingent or otherwise) which relate to or arise out of the Assets, the Business or any of its operations arising prior to the Closing Date, or arising from actions taken or omitted to be taken prior to the Closing Date.

         Notwithstanding the foregoing, at the Closing, Buyer shall assume and shall agree to pay, perform and discharge, and shall indemnify, and hold Seller and the Seller Indemnified Parties harmless against, all liabilities and obligations which at any time relate to or arise out of the Business after the Closing Date, along with the following (collectively, hereinafter referred to as the "ASSUMED LIABILITIES"):

         (a) all liabilities (as determined in accordance with generally accepted accounting principles applied on a consistent basis) relating to the Business that have been incurred since June 30, 1997, in the ordinary course of the business of the Business (the "ACCRUED LIABILITIES");

         (b) all liabilities and obligations relating to employee matters to be assumed by Buyer pursuant to Article VI (including without limitation, all liabilities and obligations relating to accrued vacation time of Hired Employees);

         (c) all other liabilities and obligations with respect to which Buyer is obligated to indemnify Seller or the Seller Indemnified Parties under this Agreement as set forth in Article X;

         (d) any Claims asserted in respect of products manufactured, supplied or sold after the Closing by the Business or in respect of services provided after the Closing by the Business;

         (e) liabilities and obligations relating to inventory of the Business sold by Seller prior to the Closing Date but returned by the purchaser(s) thereof after the Closing Date in an amount not to exceed $10,000 in the aggregate (the "ASSUMED RETURNED INVENTORY LIABILITIES"); and

         (f) any contracts, agreements, leases, arrangements, unfilled orders, commitments, or other instruments or obligations of Seller related to the Business to the extent included within the Assets and specifically described in the Assignment and Assumption Agreement executed by Seller and Buyer at the Closing.

         In no event shall the Assumed Liabilities be deemed to include any of the Retained Liabilities described in Section 2.4.

         To the best of Seller's knowledge, Seller represents and warrants that
SCHEDULE 2.3 attached hereto sets forth all of the Assumed Liabilities as of September 9, 1997, except that Seller makes no representation or warranty with regard to claims that are unknown, unsuspected or unasserted as of the date of
SCHEDULE 2.3. Seller agrees to provide Buyer with an updated SCHEDULE 2.3 not less frequently than monthly until such time as this Agreement is terminated or the Closing occurs, and Seller shall provide an updated SCHEDULE 2.3 at the Closing.

                  SECTION 2.4. RETAINED LIABILITIES. Seller shall retain, and shall continue to be responsible after the Closing Date for, and shall hold Buyer and the Buyer Indemnified Parties harmless against, the "RETAINED LIABILITIES", which term shall mean the liabilities and obligations which at any time arise out of the following, and which shall specifically exclude any and all of the Assumed Liabilities set forth in Section 2.3:

         (a) all of the liabilities and obligations (whether or not known, suspected, asserted or claimed at the Closing Date or at any time theretofore or thereafter, whether or not reflected or provided for, or required to be reflected or provided for, on a balance sheet of the Business and whether fixed, liquidated, unliquidated, absolute, contingent or otherwise) which relate to or arise out of the Assets, the Business or any of its operations arising prior to the Closing Date, or arising from actions taken or omitted to be taken prior to the Closing Date, excluding in all events any Assumed Liabilities (including the Assumed Returned Inventory Liabilities), but including, without limitation, (i) any warranty claims made by third parties in connection with sales of the inventory of the Business prior to the Closing Date and any amounts owed pursuant to received but unpaid purchase orders, and (ii) liabilities and obligations relating to inventory of the Business sold prior to the Closing Date but returned by the purchaser(s) thereof after the Closing Date to the extent in excess of the Assumed Returned Inventory Liabilities;

         (b) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or ascribed to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or prior to the Closing Date, including without limitation, any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost services or income);

         (c) any liability or obligation under or in connection with the Excluded Assets;

         (d) except as otherwise provided in Section 6.4, any liability or obligation arising prior to the Closing Date to any Business Employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing, or under any Business Employee Benefit Plan with respect thereto, except accrued vacation time of Hired Employees (it being understood that, pursuant to Section 6.4(d), Buyer shall indemnify Seller, and hold Seller harmless, with respect to violations, if any, by Buyer of any Employment Laws with respect to the Hired Employees);

         (e) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation or execution of this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of counsel and other experts, except that Buyer has agreed to bear the expenses and fees of Seller's Accountant in connection with the Inventory and the audit of Seller's 1996 and 1997 financial statements; and

         (f) (i) all Taxes of, or relating to, the Assets or the Business for periods ending prior to the Closing Date and all income Taxes imposed on Seller or any Affiliate of Seller as a consequence of the transactions contemplated by this Agreement, and (ii) with respect to the current tax period, all Taxes of, or relating to, the Assets or the Business accrued prior to the Closing Date, as determined on a pro rata basis as set forth in Section 7.4.

                  SECTION 2.5. CONSIDERATION; CLOSING DELIVERIES; POSSESSION.

         (a) At the Closing hereunder, Buyer shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price.

         (b) Subject to the terms and conditions of this Agreement, at the Closing Buyer shall (i) pay to Seller the Initial Purchase Price by (A) wire transfer of the Cash Portion of the Purchase Price to the account or accounts specified by Seller, which wire transfer Seller shall verify, and (B) the execution and delivery by Buyer to Seller of a promissory note in the original principal amount of $2,500,000 (the "BUYER'S PROMISSORY NOTE"), and (ii) assume the Assumed Liabilities pursuant to an Assignment and Assumption Agreement in form and substance reasonably satisfactory to Seller and Buyer. The Buyer's Promissory Note shall provide that it (i) shall not bear any interest prior to maturity, (ii) shall bear interest after maturity at the rate of ten percent (10%) per annum, (iii) shall be due and payable in two (2) equal installments of $1,250,000 each, the first installment being due and payable on January 1, 1999, and the second installment being due and payable on January 1, 2000, (iv) shall be non-negotiable other than to any of the current shareholders of Seller or their respective heirs, executors or legal representatives, and (v) shall otherwise be in form and substance reasonably satisfactory to Seller and Buyer. In the event that Buyer assigns this Agreement to a subsidiary pursuant to the terms of Section 12.7, then Buyer shall guaranty the payment in full of the Buyer's Promissory Note.

         (c) In addition to the other things required to be done hereunder, at the Closing, Seller shall, at Seller's sole cost and expense unless otherwise expressly provided in this Agreement, deliver or cause to be delivered to Buyer the following:

                  (i) one or more duly executed Warranty Deeds covering the Owned Real Property, containing a general warranty of title and otherwise in form and substance reasonably satisfactory to Seller and Buyer;

                  (ii) at Buyer's cost, a standard form owner's policy of title insurance dated as of the date of the Closing Date issued by a title company acceptable to Buyer, insuring Buyer's fee simple title to the Owned Real Property, subject only to the Permitted Liens;

                  (iii) a duly executed Assignment of Leases in form and substance reasonably satisfactory to Seller and Buyer;

                  (iv) a duly executed Bill of Sale in form and substance reasonably satisfactory to Seller and Buyer;

                  (v) a Materials Certification regarding the Inventory in form and substance reasonably satisfactory to Seller and Buyer;

                  (vi) to the extent not previously delivered to Buyer, the materials and information described in Section 2.10 in the form of originals (or if originals are not available, then true and legible copies); Seller shall include an inventory record of all such documentation showing title and reference numbers and other appropriate identifying information and Seller shall further provide legible, reproducible current hard copy of all revisions and supplements to such documentation (PROVIDED, that if such hard copy is not available, Seller shall deliver microfilm copies); all manuals shall be delivered to Buyer, shall reflect the configurations of the Inventory at the Closing, and shall reflect all data, illustrations and text in U.S. weights and measures;

                  (vii) Seller's Non-Compete Agreement in the form of EXHIBIT 2.5(C)(VII);

                  (viii) a legal opinion from Ziegler & Schneider, P.S.C., counsel to Seller, in form and substance reasonably satisfactory to Buyer and Buyer's counsel;

                  (ix) a certificate dated the Closing Date and duly executed on behalf of Seller to the effect that the condition set forth in Section
         8.1 has been satisfied and otherwise reaffirming the representations and warranties of Seller set forth in this Agreement;

                  (x) a copy of the resolutions of the shareholders and the board of directors of Seller, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                  (xi) evidence or copies of any consents, approvals, orders, qualifications, waivers or releases of liens required pursuant to
         Section 8.2 or Section 8.5; and

                  (xii) originals of any estoppel certificates required by Buyer pursuant to Section 5.2(a) and which Seller, through the exercise of reasonable diligence, is able to obtain.

         (d) In addition to the payment of the Initial Purchase Price, the execution and delivery of the Buyer's Promissory Note, the assumption of the Assumed Liabilities and the other things required to be done hereunder, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

                  (i) a duly executed Employment Agreement with Jerry Bach in substantially the form of EXHIBIT 2.5(D)(I);

                  (ii) a legal opinion from Boyar, Simon & Miller, P.C., counsel to Buyer, in form and substance reasonably satisfactory to Seller and Seller's counsel;

                  (iii) a certificate dated the Closing Date and duly executed on behalf of Buyer to the effect that the condition set forth in
         Section 9.1 has been satisfied and otherwise reaffirming the representations and warranties of Buyer set forth in this Agreement;

                  (iv) a copy of the resolutions of the board of directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

                  (v) if not previously delivered to Seller, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing.

         (e) At the Closing, Seller shall deliver all tangible items constituting the Assets in substantially the same condition as they exist as of the date hereof. Seller shall deliver possession of the Assets to Buyer at the Seller's Facilities on the Closing Date.

                  SECTION 2.6. TIME AND PLACE OF CLOSING. The Closing shall take place on the Closing Date beginning at 10:00 A.M., Eastern time, at the offices of Seller's Accountant in Cincinnati, Ohio (or such other time and place as may be agreed to by the parties).

                  SECTION 2.7. CLOSING PROCEDURES.

         (a) PHYSICAL INVENTORY. Seller and Buyer have jointly completed a physical inventory (the "PHYSICAL INVENTORY") of all of the Inventory as of September 4, 1997, the results of which shall be reflected on the Closing Date Working Capital Statement, and Seller's machinery and equipment. The Physical Inventory verifies the physical existence of all of the Inventory to be reflected on the Closing Date Working Capital Statement and the physical existence of Seller's machinery and equipment.

         (b) VERIFICATION OF INVENTORY RECORDS. Until the Closing Date, Buyer or Buyer's representative shall also have the right to verify the stated condition of, and the Records for, the Inventory. Seller shall provide Buyer and Buyer's representative reasonable access to any and all records and storage facilities necessary for Buyer and Buyer's representative to verify the stated condition of, and the Records for, each item of the Inventory; PROVIDED, HOWEVER, that such verification is conducted during normal business hours and does not unreasonably disrupt Seller's normal business operations, and PROVIDED FURTHER, HOWEVER, that Seller shall have the right to observe such verification process by Buyer when and to the extent conducted at the Seller's Facilities.

                  SECTION 2.8. POST-CLOSING PROCEDURES.

         (a) NET WORKING CAPITAL DETERMINATION. As soon as practicable following the Closing Date, but in no event later than forty-five (45) days thereafter, Seller shall, at Seller's cost and expense, prepare and deliver to Buyer a statement of the Net Working Capital of the Business as of the Closing Date, which shall be referred to as the "CLOSING DATE WORKING CAPITAL STATEMENT". The Closing Date Working Capital Statement shall be prepared by Seller from its books and records maintained as provided in Section 3.2 and in accordance with generally accepted accounting standards consistently applied. Upon completion of the Closing Date Working Capital Statement, Seller shall deliver the Closing Date Working Capital Statement to Buyer. Buyer shall provide to Seller access to such of its books and records as may reasonably be required for the preparation of the Closing Date Working Capital Statement.

         (b) RESOLUTION OF AUDIT DISPUTES. Buyer shall have forty-five (45) days to review the proposed Closing Date Working Capital Statement and to notify Seller of any disputes Buyer may have relating to the proposed Closing Date Working Capital Statement. Buyer's notice to Seller of any dispute shall specify in reasonable detail all points of disagreement and demand that a review of such dispute (a "REVIEW") be conducted by Buyer's Accountant and Seller's Accountant. Buyer and Seller shall promptly cause Buyer's Accountant and Seller's Accountant to consult with respect to such points of disagreement in an effort to resolve all disputes. If Buyer's Accountant and Seller's Accountant are unable to resolve such disputes within forty-five (45) days after Seller's receipt of notice of a Review, Buyer's Accountant and Seller's Accountant shall jointly select the Cincinnati office of a firm of "Big Six" independent public accountants which has not performed any service since January 1, 1997, for Buyer or Seller or any of their respective Affiliates to act as arbitrator (the "ARBITRATOR"). The Arbitrator, within thirty (30) days after having been selected hereunder, shall decide all remaining points of disagreement with respect to any such proposed Closing Date Working Capital Statement and deliver a written notice of its determination of the disputed items to Buyer and Seller. All decisions of the Arbitrator shall be final, conclusive and legally binding on all parties hereto with respect to the Closing Date Working Capital Statement. Each of Buyer and Seller shall pay one-half the fees and expenses of the Arbitrator and shall pay the entire expenses of their respective legal counsel and accountants.

                  SECTION 2.9. PURCHASE PRICE ADJUSTMENT.

         (a) NET WORKING CAPITAL ADJUSTMENT. If the Net Working Capital as shown on the Closing Date Working Capital Statement (the "FINAL NET WORKING CAPITAL") shall be less than the Adjusted Initial Net Working Capital, then the Purchase Price shall be decreased in an amount equal to the amount by which the Final Net Working Capital is less than the Adjusted Initial Net Working Capital (such amount, the "PURCHASE PRICE ADJUSTMENT").

         (b) PAYMENT OF PURCHASE PRICE ADJUSTMENT. If the Purchase Price Adjustment evidences that Seller is obligated to pay a net sum to Buyer, then Seller shall pay to Buyer the amount of the Purchase Price Adjustment on the Closing Audit Payment Date by wire transfer of immediately available funds to the account or accounts designated by Buyer. The Purchase Price Adjustment shall bear interest, at the rate of nine percent (9%) per annum, from and including the Closing Date, to but excluding the date of payment. In the event any action or proceeding is brought to enforce the payment of the Purchase Price Adjustment, the prevailing party in such action shall be entitled to recover all attorney's fees and other costs incurred in connection with such action.

         (c) For purposes of the payment required to be made pursuant to Section 2.9(b), "CLOSING AUDIT PAYMENT DATE" shall mean the date which is ten (10) business days after the earliest to occur of (i) the date that Buyer and Seller agree on a resolution of all disputes concerning the proposed Closing Date Working Capital Statement, (ii) forty-five (45) days after Buyer receives the proposed Closing Date Working Capital Statement together with Seller's Accountant's report thereon, if Seller shall not have received notice from Buyer on or prior to such date demanding a Review of such proposed Closing Date Working Capital Statement, (iii) the date on which Buyer's Accountant and Seller's Accountant shall resolve all disputes with respect to the Closing Date Working Capital Statement, or (iv) the date on which the Arbitrator shall resolve all points of disagreement with respect to the Closing Date Working Capital Statement, as the case may be.

                  SECTION 2.10. RECORDS. Seller shall, at Seller's sole cost and expense, deliver to Buyer at the Seller's Facilities, on or before the Closing, the following records relating to the Inventory but only in the form such records are already in existence and in the possession or control of Seller or a third party for the sole benefit of Seller as of the Closing Date (PROVIDED, that Seller shall have no liability or obligation to Buyer if such third party does not deliver such documentation to Buyer); PROVIDED, HOWEVER, that nothing contained in this Section 2.10 shall be construed to require Seller to create any new or additional records or modify in any way any existing records (the "RECORDS"):

         (a) All computer data, in any and all media in which maintained by Seller, including, without limitation, Stock Action Reports (SAR), Procurement Action Reports (PAR), Usage Material Management Systems (MMS) data, inventory details, historic sales and quote activity, purchasing records, warranty records if applicable, computer data, hard copies of Inventory Activity Reports and other information described on EXHIBIT 2.10(A), in whatever medium currently stored;

         (b) All historical, engineering, technical, operational and maintenance files and data related to the Inventory, including, without limitation, purchase orders, packing slips, material certifications, disc sheets, disc records, vendor tags or other tags indicating the condition of the Inventory and historical records for all parts, so as to ensure traceability of each item of Inventory to the original, FAA-approved manufacturer thereof to the Buyer's reasonable satisfaction, including without limitation, the records described on
EXHIBIT 2.10(A).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

                  SECTION 3.1. INCORPORATION; AUTHORIZATION; ETC.

         (a) Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller (i) has all requisite corporate power to own, lease and otherwise operate its properties and assets and to carry on its business as and where it is now being conducted, and
(ii) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the Assets or financial condition of the Business taken as a whole (the "BUSINESS CONDITION"). Seller has delivered to Buyer true, correct and complete copies of all charter and other organizational documents of Seller. SCHEDULE 3.1 sets forth a list of each of the jurisdictions in which Seller is qualified to do business.

         (b) Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (c) The execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and no other corporate proceedings or actions on the part of Seller, its board of directors or stockholders are necessary therefor.

         (d) The execution, delivery and performance by Seller of this Agreement will not (i) violate any provision of Seller's certificate of incorporation or by-laws, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction, decree, contractual obligation, license, commitment or other arrangement to which Seller is a party or by which Seller, the Assets or the Business are bound, or (iii) except as disclosed on SCHEDULE 3.7(A) OR
SCHEDULE 3.7(B), violate or conflict with any statute, rule or regulation applicable to Seller, the Assets or the Business or any of its properties or assets or any other restriction of any kind or character to which Seller, the Assets or the Business is subject.

         (e) This Agreement has been duly executed and delivered by Seller, and, assuming the due execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         (f) Upon consummation of the transactions made the subject of this Agreement at the Closing, Seller will deliver to Buyer good, indefeasible and marketable title to the Assets free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances (including without limitation the Seller's Liens), except for Permitted Liens.

                  SECTION 3.2. FINANCIAL INFORMATION. Attached as SCHEDULE 3.2-1 is a summary of the unaudited balance sheets of Seller relating to the Business and the related statements of operations of Seller for the operation of the Business for the last three (3) fiscal years. To Seller's knowledge, the data contained in such summary is true and accurate in all material respects and was prepared utilizing the books of account and records of Seller, which books of account and records, taken as a whole, have been maintained in all material respects in accordance with the then applicable United States generally accepted accounting principles consistently applied by Seller, except for the non-accrual of certain amounts payable under Seller's employee bonus and profit-sharing plans. As of October 31, 1996, the amount that Seller distributed with respect to Seller's employee bonus and profit-sharing plans were $426,750 and $564,306, respectively. Seller represents that a true, correct and complete listing of the amounts payable under Seller's employee bonus and profit-sharing plans as of the Effective Date is attached hereto as SCHEDULE 3.2-2.

                  SECTION 3.3. PROPERTIES.

         (a) Except as disclosed on SCHEDULE 3.3(A) attached hereto and except for properties disposed of since June 30, 1997, in the ordinary course of business, and subject to any Seller's Liens (which Seller's Liens with respect to the Assets will be released at the Closing), (i) Seller has good, indefeasible and marketable title to, or holds by valid and existing lease or license, free and clear of all mortgages, pledges, liens, encumbrances, security interests or claims of offset, all of the Assets, (ii) Seller has not conveyed to any Person any rights or interests in any of the Assets, (iii) no amount is (or will be) owing under any lease agreement included in or related to the Assets or the Business with respect to the period through the Closing, (iv) all indebtedness or liabilities owed by Seller with respect to the Assets or such agreements or which create an encumbrance upon the Assets or the Business shall have been paid or cancelled prior to the Closing, except in any of the foregoing cases for such imperfections of title, mortgages, pledges, liens, encumbrances or security interests as (y) are set forth on SCHEDULE 3.3(A), or (z) arise out of Taxes or general or special assessments not in default and payable without penalty or interest.

         (b) To Seller's knowledge, SCHEDULE 2.1(C) contains a true, accurate and complete listing of the quantity, location and condition of the Inventory as of September 4, 1997. The Inventory is from the inventory of Seller, which inventory was maintained, to Seller's knowledge, in compliance in all material respects with Federal Aviation Regulation under the United States Federal Aviation Act of 1958, as amended, and all regulations, rulings, interpretations and guidelines published thereunder and from time to time in effect (collectively, the "FEDERAL AVIATION ACT").

         (c) All of the Assets (other than the accounts receivable and notes receivable and other intangibles) are located at the Seller's Facilities.

         (d) SCHEDULE 2.1(M) sets forth a true, correct and complete list of all of Seller's accounts receivable and notes receivable as of September 9, 1997, including the aging of each account receivable and note receivable. Except as set forth on SCHEDULE 3.3(D) attached hereto, Seller has good and marketable title to each of the accounts receivable and notes receivable listed on SCHEDULE 2.1(M), free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances.

         (e) To the best of Seller's knowledge, the facilities, structures, machinery and equipment owned or leased by Seller and comprising a portion of the Assets or utilized by Seller in the conduct of the Business are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are intended to be or are being put. None of such facilities, structures, machinery or equipment is in need of maintenance or repairs.

                  SECTION 3.4. ABSENCE OF CERTAIN CHANGES; SOLVENCY.

         (a) Other than the distribution made by Seller to its shareholders on July 7, 1997, of $2,200,000 (the "JULY DISTRIBUTION"), and except as disclosed on SCHEDULE 3.4(A) attached hereto or as otherwise specifically contemplated by the terms and provisions of this Agreement, since June 30, 1997: (i) there has been no material adverse change in the consolidated net worth of the Business,
(ii) there has been no physical damage, destruction or loss that would, after taking into account any insurance recoveries payable in respect thereof, have an adverse effect on the Business Condition, and (iii) no event has occurred and no condition exists which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Assets, the Business, or the transactions contemplated by this Agreement.

         (b) Seller is solvent and, after the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, will be solvent.

                  SECTION 3.5. LITIGATION; ORDERS. Except as disclosed on
SCHEDULE 3.5 attached hereto, as of the Effective Date, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened by or against Seller, the Assets or the Business. Except as disclosed on SCHEDULE 3.5, as of the Effective Date, to Seller's knowledge, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Seller, the Assets or the Business.

                  SECTION 3.6. INTELLECTUAL PROPERTY. The Names are the only material trademarks, service marks or trade names used in connection with the Business. As of the Effective Date, to Seller's knowledge, no claims have been asserted by any Person (i) to the effect that the sale of any product or use of any process as now sold or used by Seller infringes on any patents, (ii) against the use by Seller of the Names, or (iii) challenging the ownership, validity or effectiveness of the Names.

                  SECTION 3.7. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC.

         (a) The Assets include all of the agreements, materials, and real and personal property interests and rights reasonably necessary for vehicular and pedestrian access, ingress and egress to and from the Seller's Facilities, to operate and maintain the Seller's Facilities, without interference with the operations and conduct of Buyer's business thereon, all in accordance with the applicable law, except to the extent that would not have a material adverse effect on the Business Condition or that would not affect the ability of Seller to enter into this Agreement or consummate the transactions contemplated hereby and except for land use permits and related items which must be applied for by Buyer and issued to Buyer. SCHEDULE 3.7(A) attached hereto includes a list of all licenses, permits, franchises and other authorizations of any Government Authority that are necessary for the operation and maintenance of the Business (the "LICENSES"), true, correct and complete copies of which have been delivered by Seller to Buyer or otherwise been made available by Seller for Buyer. Except as disclosed on SCHEDULE 3.7(A), all such Licenses are in full force and effect. As of the Effective Date, except as disclosed on SCHEDULE 3.7(A), no proceeding is pending or, to Seller's knowledge, no proceeding is pending or threatened seeking the revocation or limitation of any such license, permit, franchise or other authorization.

         (b) SCHEDULE 3.7(B) attached hereto lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Seller or any of its Affiliates with, to or from any Person in connection with the execution, delivery, performance and consummation of the transactions made the subject of this Agreement, except for those that become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates.

                  SECTION 3.8. LABOR MATTERS. As of the Effective Date, there are no collective bargaining agreements with labor unions or associations representing employees of the Business. During the three calendar years preceding the Closing Date, there have been no union organization efforts involving Seller's employees, including card signings. As of the Effective Date, neither Seller nor the Business is involved in any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Business, other than the threatened and pending workers' compensation claims set forth on
SCHEDULE 3.8 attached hereto and the matters described on SCHEDULE 3.5 attached hereto.

                  SECTION 3.9. COMPLIANCE WITH LAWS.

         (a) Except as indicated on SCHEDULE 3.9(A) attached hereto, the conduct of the business of the Business complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and Seller has obtained all approvals, authorizations, consents, licenses, franchises and other permits the absence of which would impair any Asset or Seller's ability to enter into this Agreement or consummate the transactions contemplated hereby. The parties agree that the representation contained in the preceding sentence does not relate to or cover environmental matters, and that the Seller makes no representation or warranty with respect to environmental matters, except as specifically set forth in Section 3.12.

         (b) To Seller's knowledge, neither Seller, nor any shareholder, director, officer, partner, employee or agent of Seller, nor any other Person acting on their behalf, has, directly or indirectly, given or agreed to give any payment (in kind or in cash), gift or similar benefit to any customer, supplier, governmental employee, lobbyist, labor union, political action committee, candidate for public office or other Person who is or may be in a position to help or hinder the business of Seller (or assist any of them in connection with any actual or proposed transaction) which (i) might subject Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the Assets, the Business or the operations of Seller, or (iii) if not continued in the future, might adversely affect the Assets, the Business or Buyer, or might subject the Buyer to suit or penalty in any private or governmental litigation or proceeding.

                  SECTION 3.10. INSURANCE. SCHEDULE 3.10 attached hereto lists all insurance policies owned or held by Seller on the Effective Date, covering the Business. As of the Effective Date, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

                  SECTION 3.11. CONTRACTS. Except as otherwise disclosed on
SCHEDULE 3.11 attached hereto or SCHEDULE 6.1(A) attached hereto, as of the Effective Date, Seller is not a party to any (i) employment or consulting agreement, (ii) distributor or manufacturer's representative contract, (iii) lease of real or personal property, whether as lessor or lessee, (iv) consignment of inventory, whether as consignor or consignee, (v) joint venture or partnership agreement, (vi) technology license agreement, (vii) agreement or commitment for capital expenditure, (viii) agreement continuing over a period of more than one (1) year from its date requiring future payment or payments in excess of $10,000 per year, or (ix) other contract, agreement or arrangement requiring future payment or payments in excess of $10,000 per year. With respect to all contracts listed on SCHEDULE 3.11, except as disclosed on said Schedule, such contracts are legal, valid and binding and in full force and effect in accordance with their terms, and Seller is not, as of the Effective Date, in breach thereof or default thereunder and there does not exist under any provision thereof, as of the Effective Date, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a material adverse effect on the Business Condition. To Seller's knowledge, no dispute exists with respect to any of the contracts listed on SCHEDULE 3.11, except as described on SCHEDULE 3.11. SCHEDULE 3.11 lists, as of the Effective Date, all indebtedness owed by Seller, including without limitation, all notes, mortgages, indentures and other obligations and agreements and other instruments and other liabilities and obligations, whether accrued, absolute, contingent or otherwise, for or relating to any lending or borrowing (including assumed debt) effected by Seller or to which any of the Assets or the properties of the Business are subject.

                  SECTION 3.12. ENVIRONMENTAL MATTERS.

         (a) DEFINITIONS. For the purposes of this Agreement, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

                  (i) "HAZARDOUS SUBSTANCES LAWS" shall mean all present or future laws, ordinances, rules, regulations and standards of any Government Authority relating to the use, analysis, production, storage, treatment, sale, disposal or transportation of any Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136), and the Clean Air Act, all as may be amended from time to time.

                  (ii) "HAZARDOUS MATERIALS" shall mean (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) asbestos; (D) polychlorinated biphenyls;
         (E) underground storage tanks, whether empty, filled or partially filled with any substance; (F) any substance the presence of which on the Seller's Facilities is prohibited by any Hazardous Substances Laws; and (G) any other substance which by any Hazardous Substances Laws requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

                  (iii) "HAZARDOUS MATERIALS CONTAMINATION" shall mean any presently existing contamination of any real or personal property, soil, groundwater, air or other elements or any contamination of the buildings, facilities, soil, groundwater, air or other elements on, at, below or of any other property as a result of Hazardous Materials.

         (b) HAZARDOUS MATERIALS WARRANTIES. Seller hereby represents and warrants that, except as set forth on SCHEDULE 3.12(B) attached hereto:

                  (i) To Seller's knowledge, no Hazardous Materials are located on the Seller's Facilities;

                  (ii) Neither Seller nor, to Seller's knowledge, any other person has ever caused or permitted any Hazardous Materials to be released or disposed of on, under or at the Seller's Facilities or any part thereof;

                  (iii) No part of the Seller's Facilities is being used or has, to Seller's knowledge, been used at any previous time for the generation, disposal, storage, treatment, processing or other handling of Hazardous Materials, nor, to Seller's knowledge, is any part of the Seller's Facilities affected by any Hazardous Materials Contamination;

                  (iv) To Seller's knowledge, no property adjoining the Seller's Facilities is being used or has ever been used at any previous time for the generation, disposal, storage, treatment, processing or other handling of Hazardous Materials nor, to Seller's knowledge, is any other property adjoining the Seller's Facilities affected by Hazardous Materials Contamination;

                  (v) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to Seller's knowledge, proposed or threatened with respect to the Seller's Facilities. No portion of the Seller's Facilities is currently on and, to Seller's knowledge, has ever been on or been proposed to be on the National Priorities List under CERCLA or on the CERCLIS or any similar federal or state "Superfund" or "Superlien" list;

                  (vi) To the best of Seller's knowledge, Seller has disposed of all wastes, including those containing any Hazardous Materials, in compliance with all applicable Hazardous Substances Laws, and Seller has not received any notice or claim of liability for any off-site contamination;

                  (vii) To the best of Seller's knowledge, all environmental permits required for the operation of the Business conducted at the Seller's Facilities are listed on SCHEDULE 3.12(B) attached hereto, and there are no pending or renewal applications for issuance of any additional environmental permits for the operations conducted at the Seller's Facilities;

                  (viii) To the best of Seller's knowledge, Seller has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any similar federal or state "Superfund" or "Superlien" list;

                  (ix) To the best of Seller's knowledge, there are not now, and never have been, any underground storage tanks located on the Seller's Facilities;

                  (x) To the best of Seller's knowledge, Seller is in material compliance with all applicable Hazardous Substances Laws and has not received any notice or claim of liability under any Hazardous Substances Laws; and

                  (xi) Seller has provided Buyer with copies of all safety data sheets for MSDS, which refer to Hazardous Materials which Seller uses in connection with the Business.

                  SECTION 3.13. NO AGREEMENTS TO SELL ASSETS. Except as set forth on SCHEDULE 3.13 attached hereto and except for the transactions contemplated by this Agreement, and, except for sales of the Inventory in the ordinary course of business prior to the Closing Date, Seller has no legal obligation, absolute or contingent, to any Person to sell the Assets or sell the Business, or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

                  SECTION 3.14. BROKERS, FINDERS, ETC. Seller has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Buyer in connection with such transactions, except MidWest Capital Group, Inc. Seller shall be responsible for all fees payable to MidWest Capital Group, Inc. and hereby agrees to indemnify and hold harmless Buyer with respect thereto. The indemnity obligations of Seller to Buyer under this Section 3.14 shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds and limitations set forth in Article X.

                  SECTION 3.15. ACCURACY OF REPRESENTATIONS AND WARRANTIES; SCHEDULES AND EXHIBITS.

         (a) No representation, warranty or other statement made by or on behalf of Seller in this Agreement or any other document executed or to be executed in connection therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading in light of the circumstances under which they were made.

         (b) Disclosure of any fact or item by Seller in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

                  SECTION 3.16. NO IMPLIED REPRESENTATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, THE SCHEDULES AND THE DOCUMENTS, INSTRUMENTS AND CERTIFICATES TO BE DELIVERED TO BUYER AT THE CLOSING, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ASSETS AND IT IS UNDERSTOOD THAT BUYER TAKES ALL OF SUCH PROPERTIES AND ASSETS ON AN "AS IS" AND "WHERE IS" BASIS. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules hereto and any cost estimates, projections or predictions that have been or shall hereafter be provided to Buyer or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of Seller. NOTWITHSTANDING ANY PROVISION OF THIS SECTION 3.16 TO THE CONTRARY, BUT SUBJECT IN ALL EVENTS TO THE TERMS OF THIS AGREEMENT WITH RESPECT TO SURVIVAL OF THE REPRESENTATIONS, WARRANTIES AND AGREEMENTS THAT ARE CONTAINED HEREIN, SELLER ACKNOWLEDGES THAT (A) BUYER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN DECIDING TO ENTER INTO THIS AGREEMENT, AND (B) BUYER'S DECISION TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS, OR BE DEEMED TO BE, A WAIVER OF BUYER'S RELIANCE ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN ELECTING TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT. BUYER REPRESENTS AND WARRANTS THAT THE ASSETS DO NOT CONSTITUTE "CONSUMER PRODUCTS" WITHIN THE MEANING OF THE MAGNUSON-MOSS WARRANTY ACT AND THAT IF ANY WARRANTY IS NEVERTHELESS IMPOSED UNDER THAT ACT IT SHALL BE LIMITED TO A PERIOD OF THIRTY (30) DAYS.

                  SECTION 3.17. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

                  SECTION 4.1. ORGANIZATION; AUTHORIZATION; ETC. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Buyer has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other proceedings or actions on the part of Buyer, its board of directors or stockholders are necessary therefor. The execution, delivery and performance by Buyer of this Agreement will not (i) violate any provision of the certificate of incorporation or bylaws or similar organizational instrument of Buyer, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of Buyer's assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Buyer is a party or by which Buyer is bound, or (iii) violate or conflict with any statute, rule or regulation applicable to Buyer or any of its properties or assets or any other restriction of any kind or character to which Buyer is subject. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  SECTION 4.2. BROKERS, FINDERS, ETC. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller in connection with such transactions. Buyer agrees to indemnify and hold harmless Seller with respect to any claims of any broker, finder, consultant or other intermediary claiming through Buyer. The indemnity obligations of Buyer to Seller under this
Section 4.2 shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds and limitations set forth in Article X.

                  SECTION 4.3. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. SCHEDULE 4.3 attached hereto lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers required to be made, filed, given or obtained by Buyer with, to or from any Person in connection with the execution, delivery, performance and consummation of the purchase of the Assets and the Business, except for those that become applicable solely as a result of the specific regulatory status of Seller or its Affiliates.

                  SECTION 4.4. ACCURACY OF REPRESENTATIONS AND WARRANTIES; SCHEDULES AND EXHIBITS.

         (a) No representation, warranty or other statement made by or on behalf of Buyer in this Agreement or any other document executed or to be executed in connection therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading in light of the circumstances under which they were made.

         (b) Disclosure of any fact or item by Buyer in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

                                    ARTICLE V

                          COVENANTS OF SELLER AND BUYER

                  SECTION 5.1. INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS.

         (a) After the date hereof, Seller shall afford to representatives of Buyer reasonable access to its offices, plants, properties, books and records during normal business hours, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of Seller and the Business; PROVIDED, HOWEVER, that such investigations shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Seller. All requests for access to the offices, plants, properties, books, and records relating to Seller and the Business shall be made to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.

         (b) Buyer shall, at Buyer's sole cost and expense, obtain within fifteen (15) days after the Effective Date:

                  (i) a current on-the-ground, as-built survey for each separate tract of the Seller's Facilities made by a registered and licensed public surveyor satisfactory to Buyer (collectively, the "SURVEY"), containing a certificate of the surveyor in the form satisfactory to Buyer, and including the plotting and permanent location of all easements, rights-of-ways, encroachments, improvements, building set-back lines, fences, gullies, ditches marshes swamps and other areas appearing to be "wetlands," above-ground and underground storage tanks, and other matters located on or affecting the Seller's Facilities; and

                  (ii) a complete, up-to-date and binding commitment for title insurance covering the Seller's Facilities, issued by Escrow Agent (collectively, the "TITLE COMMITMENT"), together with true, legible and complete copies of all documents referred to in the Title Commitment.

         (c) If the Survey shows any matters that are reasonably objectionable to Buyer ("SURVEY OBJECTIONS"), or if the Title Commitment reveals any matters that are reasonably objectionable to Buyer ("TITLE OBJECTIONS"), Buyer shall so notify Seller of such Survey Objections and/or Title Objections in writing (an "OBJECTION NOTICE") within ten (10) days from the latest of Buyer's receipt of the Survey or the Title Commitment. Seller hereby agrees to use its best efforts and reasonable diligence to correct and cure such Survey Objections and/or Title Objections, within ten (10) days after receiving Buyer's Objection Notice. Seller shall pay whatever costs are necessary to clear the Seller's Facilities of monetary liens or encumbrances. If any lien or encumbrance of any nature or kind affecting the Seller's Facilities (or any part thereof) is filed of record by Seller or with Seller's consent or approval after the Effective Date (except as may be expressly required or permitted elsewhere herein), then Seller shall be obligated to remove and obtain a full and final recorded release of such lien or encumbrance upon demand by Buyer without regard to the cost required to remove it.

         (d) If any of the Title Objections and/or Survey Objections which Seller is not required to cure (or which Seller is required to cure subject to best efforts as set out above but which cannot with best efforts and reasonable diligence be cured to Buyer's reasonable satisfaction within the time period set out above) are not cured within the time period set forth above, then Buyer, at Buyer's option, may elect, as Buyer's sole and exclusive remedy, to either (i) cancel this Agreement, in which event the Deposit shall be refunded to Buyer free and clear of all rights and claims of Seller with respect thereto, neither Buyer nor Seller shall have any further rights or obligations under this Agreement, and this Agreement shall terminate, or (ii) waive such uncured Title Objections and/or Survey Objections in writing. If Buyer elects option (ii), then Seller shall deliver the Seller's Facilities to Buyer at the Closing subject to the Survey Objections and/or Title Objections as to which objection has been waived.

         (e) If Buyer fails, within the time period provided for in Section 5.1(c), to notify Seller of any particular Survey Objections and/or Title Objections as to matters disclosed by the Survey or the Title Commitment, then Buyer shall be deemed to have waived objection to those matters, such matters shall be considered Permitted Liens for purposes of this Agreement, and the Seller's Facilities, if purchased, shall be purchased subject to such Permitted Liens.

                  SECTION 5.2.      EFFORTS; OBTAINING CONSENTS; ANTITRUST LAWS.

          (a) Subject to the terms and conditions herein provided, Seller and Buyer each agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any Federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including, but not limited to, any filings required under the HSR Act and submissions of information requested by any Government Authority, (v) to deliver to Buyer prior to or at the Closing estoppel certificates in form and substance reasonably satisfactory to Buyer and Seller executed by the account debtors (as to any account debtor whose accounts receivable or notes payable to Seller total in excess of $15,000) containing such other representations and warranties as may be reasonably requested by Buyer, and (vi) to fulfill all conditions to this Agreement.

         (b) Buyer further hereby agrees that, in the event Seller fails to deliver any or all of the estoppel certificates described in Section 5.2(a)(v), and Buyer nevertheless elects to consummate the purchase of the Assets and the Business, Buyer shall be deemed to have forever waived any and all rights or claims it has or might have with respect to Seller's failure to obtain any such estoppel certificates prior to Closing. Seller hereby agrees that, notwithstanding Seller's efforts to obtain the estoppel certificates described in Section 5.2(a)(v), Buyer shall have the right to contact any third party who conducts any business with the Business for the purpose of confirming the relative rights, liabilities and obligations between Seller and such third party to the extent related to the Business.

         (c) Seller and Buyer further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. In furtherance and not in limitation of the foregoing, Buyer and Seller shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. If any suit is instituted challenging any of the transactions contemplated hereby as violative of any Antitrust Law, Buyer shall use all reasonable efforts to take such action as may be required (i) by the applicable Government Authority (including the Antitrust Unit of the United States Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC")) in order to resolve such objections as such Government Authority may have to such transactions under such Antitrust Law, or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or Government Authority challenging the transactions contemplated hereby as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of any of such transactions.

         (d) Notwithstanding any of the terms or provisions of this Section 5.1 to the contrary, if either party in its reasonable judgment determines, upon advice from counsel, that its participation in any pending or threatened investigation or litigation relating to this Agreement would have a material adverse effect upon such party or upon the Business, the Assets or the Business Condition, then such party may terminate the Agreement without any further obligation or liability to the other party hereto for damages or otherwise. Without limiting the generality of the foregoing, also and specifically, the entry by a court, in any suit brought by a private party or Government Authority challenging the transactions contemplated hereby as violative of any Antitrust Law, of an order or decree permitting the transactions contemplated hereby, but requiring that any of the Assets, or any of the businesses, product lines or assets of any of Seller or Buyer or their respective Affiliates be divested or held separately by Seller or Buyer, or that would otherwise materially limit Seller's or Buyer's freedom of action with respect to, or its ability to retain, the Business or any portion thereof or any of Seller's or Buyer's or their respective Affiliates' other assets or businesses, shall be deemed a failure to satisfy the conditions specified in Sections 8.2, 8.3 and 9.2, and thereafter neither Seller nor Buyer shall have any further rights or obligations hereunder.

         (e) Each party hereto shall promptly inform the other of any material communication from the FTC, the DOJ or any other Government Authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party where such consultation is necessary or appropriate, an appropriate response in compliance with such request. Buyer will advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) that Buyer proposes to make or enter into with the FTC, the DOJ or any other Government Authority in connection with the transactions contemplated hereby to the extent such understandings, undertakings or agreements (oral or written) may affect Seller in any material respect.

                  SECTION 5.3. FURTHER ASSURANCES. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement. Without limiting the generality of the preceding sentence, Buyer shall cooperate with Seller to enable Seller to obtain and take possession of all Excluded Assets, from and after the Closing. Furthermore, after the Closing, and for no further consideration, Seller shall (a) perform all acts (including, without limitation, the use of its best efforts) to enable Buyer to accomplish the transfer or issuance of all authorizations of any Government Authority and all other registrations, permits, approvals and the like as contemplated by this Agreement and as shall be required from time to time for Buyer to operate the Business, and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Buyer or its counsel may reasonably request, in each case, to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Assets and the Business intended to be conveyed, assigned, transferred and granted to Buyer pursuant to this Agreement. If requested by Buyer, Seller further agrees to use its reasonable best efforts to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in any of Seller's name. Any prosecution or enforcement of claims, rights or benefits under this Section
5.3 shall be at Buyer's sole expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. Following the Closing, Seller shall refer to Buyer, as promptly as practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Assets and the Business transferred or granted at such Closing. Notwithstanding the generality of the foregoing, Seller acknowledges and agrees that, if, after the Closing, Seller receives any payments or other consideration attributable to the accounts receivable or notes receivable included within the Assets, then Seller shall hold any and all such payments or consideration in trust for the benefit of Buyer and Seller shall, as soon as practicable, segregate and turn over to Buyer any and all such payments and consideration. Seller further acknowledges and agrees that the agreements of Seller contained in the preceding sentence shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds and limitations set forth in
Article X.

                  SECTION 5.4. PUBLIC ANNOUNCEMENTS. Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Buyer shall be permitted to file any required disclosures or issue any press releases relating to the purchase of the Assets and the Business as may be required by the federal securities laws or by any securities exchange on which securities of Buyer or its Affiliates are listed, and Seller and Buyer shall, upon the Closing of the purchase of the Assets and the Business, issue a joint press release in form and substance reasonably satisfactory to Buyer and Seller.

                  SECTION 5.5. ACCOUNTS AND NOTES PAYABLE NOTICES. Seller shall assist Buyer and Buyer's agents and representatives in delivering notices from Seller, in form and substance reasonably satisfactory to Seller and Buyer, and at Buyer's sole cost and expense, to each Person to whom Seller anticipates it will owe an Account Payable or note payable as of the Closing Date notifying such Person that Seller shall remain liable for the payment of such Account Payable or note payable pursuant to the terms hereof. Seller hereby covenants and agrees that it will provide Buyer with a list of the Persons to whom such notice should be addressed; it being understood that the failure to transmit any such notice to any such Person shall not be deemed a breach of this Agreement.

                  SECTION 5.6. POST-CLOSING CONFIDENTIALITY. After the Closing, Seller shall not use or disclose to any Person any trade or business secrets relating to the Business, and Seller shall not intentionally disclose, directly or indirectly, any such information, and shall cause such information to be kept confidential and not used in any way detrimental to Buyer; PROVIDED, that (i) Seller may use or disclose any such information which has been publicly disclosed (other than directly or indirectly by Seller after the Effective
Date), (ii) to the extent that Seller may become legally compelled to disclose any of such information, Seller may disclose such information if Seller has used its best efforts, and shall have afforded Buyer the opportunity, to obtain any appropriate protective order, or other satisfactory assurance of confidential treatment, for the information to be so disclosed, and (iii) Seller may disclose any such information to Seller's agents and experts who agree to be bound by this confidentiality provision.

                  SECTION 5.7. CONDUCT OF BUSINESS. From the Effective Date through the Closing Date, except as otherwise provided for in, or contemplated by, this Agreement, and, except as consented to or approved by Buyer in writing, Seller covenants and agrees that:

         (a) Seller shall operate the Business in the ordinary course;

         (b) Seller shall not (i) create, incur or assume any long-term or short-term debt for money borrowed (including obligations in respect of capital leases), except in connection with replacements of maturing or other debt, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person other than obligations relating to the Business, or (iii) make any loans, advances or capital contributions to or investments in, any Person (except for customary loans or advances to employees);

         (c) Seller shall not acquire any assets similar to the Assets except for inventory acquired in connection with the Business in the ordinary course of business;

         (d) except as required by law or contractual obligations or other understandings or arrangements existing on the Effective Date, Seller shall not
(i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other employees, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any such director, officer or employee, whether past or present, (iii) make any distribution, bonus or extraordinary payment to any new or existing director, officer or employee, (iv) enter into any new employment, severance, consulting, or other compensation agreement with any new or existing director, officer or employee, or (v) commit the Business to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit the Business to amend any of such plans, funds or similar arrangements in existence on the Effective Date;

         (e) except in the ordinary course of business or as required by law or contractual obligations existing on the date hereof or as provided for in or contemplated by this Agreement or as may be approved in advance in writing by Buyer, Seller shall not (i) create any new security interest, lien or encumbrance on its properties or assets, or (ii) enter into any joint venture or partnership;

         (f) Seller shall maintain books and records of the Business as previously maintained and shall deliver to Buyer, within five (5) days after preparation thereof, current financial statements reflecting the results of operation of the Business, including, without limitation, balance sheets, profit and loss statements and statements of changes in working capital;

         (g) Seller shall not enter into any contract or agreement except in the ordinary course of business or with the prior written consent of Buyer; and

         (h) Seller shall not agree to take any action prohibited by this
Section 5.7.

         Notwithstanding the provisions of this Section 5.7, nothing in this Agreement shall be construed or interpreted to prevent Seller or the Business, to the extent such actions do not impair Seller's ability to perform its obligations under this Agreement, from engaging in any transaction incident to the normal cash management procedures of Seller or the Business, including short-term investments in bank deposits, money market instruments, time deposits, certificates of deposit and bankers' acceptances and borrowings for working capital purposes and purposes of providing additional funds to the Business in the ordinary course of business.

                  SECTION 5.8. MAINTENANCE OF THE ASSETS. From the Effective Date through the Closing Date, Seller will maintain the Assets in a reasonably diligent manner and, in particular, Seller shall use its best efforts:

         (a) Not to cancel or permit any insurance in effect on the Effective Date relating to Seller, the Assets or the Business to lapse or terminate (unless renewed or replaced by like coverage), without the prior written consent of Buyer;

         (b) Not to violate or fail to comply with any laws applicable to Seller, the Assets or the Business without the prior written consent of Buyer;

         (c) To keep and maintain the Assets in as good a condition as they exist on the Effective Date and continue to store the Assets in accordance with prudent industry practices; and

         (d) Not to take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants and agreements of Seller contained in this Agreement.

                  SECTION 5.9. PRESERVATION OF BUSINESS. Subject to the terms and conditions hereof, until the Closing, Seller shall, and shall cause the Business to, use best efforts to preserve the business of the Business intact, to keep available to the Business the services of the Active Employees and to preserve the goodwill of customers, suppliers, and others having business relations with the Business.

                  SECTION 5.10. MAINTENANCE OF THE RECORDS. Until the earlier of the termination of this Agreement or the Closing and delivery of the Records to Buyer in accordance with the terms and conditions of this Agreement, Seller (a) shall maintain the Records where presently located in the Seller's Facilities,
(b) shall not remove any of the Records, (c) shall continue to input data into the Seller's computer related to the Assets, (d) shall not sell, transfer or otherwise assign any right, title or interest in or to the Records to any third party, and (e) shall take all reasonable steps to protect Buyer's interest in the Records.

                  SECTION 5.11. EXCLUSIVE DEALINGS. During the term of this Agreement, neither Seller nor any of its Affiliates shall initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any sale of all or a portion of the Assets to any other Person (a "COMPETING TRANSACTION"), or negotiate with any Person in furtherance of such inquiries, or consummate a Competing Transaction.

                  SECTION 5.12. NOTICE OF DEVELOPMENTS. From and after the Effective Date and until the Closing Date, Seller shall give prompt notice to Buyer of any material development affecting the Assets, the Business, and the leases, liabilities, financial condition, operations, employee relations or future prospects of Seller. Seller shall (a) give prompt notice to Buyer of any material development affecting the ability of the parties to consummate the purchase and sale of the Assets and the Business as contemplated by this Agreement, and (b) promptly notify Buyer in writing of any events, facts and occurrences arising subsequent to the Effective Date which could result in any breach of any representation or warranty or breach of any covenant contained in or which could have the effect of making any of the representations and warranties in this Agreement false or misleading in any respect.

                  SECTION 5.13. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, Seller will promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at or prior to the Effective Date, would have been required to be set forth or described in the Schedules or which is necessary to correct any information in the Schedules or in any representation and warranty of Seller which has been rendered inaccurate thereby. No such supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement by Seller.

                                   ARTICLE VI

                                EMPLOYEE BENEFITS

                  SECTION 6.1. EMPLOYEE BENEFIT PLANS. Seller hereby represents and warrants to Buyer as follows:

         (a) SCHEDULE 6.1(A) lists all compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or government-required programs) in effect as of the Effective Date sponsored or maintained by Seller or its Affiliates including all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of Seller or their respective dependents (collectively, "BUSINESS EMPLOYEES") participate (collectively, "BUSINESS EMPLOYEE BENEFIT PLANS").

         (b) All Business Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, are in compliance with and have been administered in compliance with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions or premiums required to be made to each such plan under the terms of such Plan, ERISA or the Code for all periods of time prior to the Effective Date and the Closing Date have been or will be, as the case may be, made or accrued.

         (c) Except as otherwise set forth on SCHEDULE 6.1(C), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due under any Business Employee Benefit Plan, (ii) materially increase any benefits otherwise payable under any Business Employee Benefit Plan, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                  SECTION 6.2. TERMINATION OF PARTICIPATION. Except as otherwise provided in this Article VI, the active participation of all Business Employees in each Business Employee Benefit Plan shall cease as of the Closing Date and no additional benefits shall be accrued thereunder for such employees.

                  SECTION 6.3. [INTENTIONALLY LEFT BLANK]

                  SECTION 6.4. TERMINATION OF SELLER'S EMPLOYEES.

         (a) Subject to the provisions of Section 6.4(b), on the Closing Date, Seller shall terminate all personnel employed by Seller being more particularly identified on SCHEDULE 6.4(A), and any Persons which are hired by Seller to replace such employees prior to the Closing Date (collectively, "ACTIVE EMPLOYEES") effective as of 12:00 midnight on the Closing Date, and Seller shall bear the cost of the termination of such Active Employees; PROVIDED, HOWEVER, that Buyer shall have the right to offer employment to such Active

Employees on such terms and conditions as may be acceptable to Buyer in its sole discretion (the Persons actually hired by Buyer are referred to herein as the "HIRED EMPLOYEES"). Buyer agrees that it will first hire Hired Employees from the existing full time pool of Active Employees before it hires any of Seller's temporary workers.

         (b) Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against all Covered Liabilities with respect to all Hired Employees for all actions of Buyer occurring after the Closing Date, including any Covered Liabilities with respect to Hired Employees arising out of the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against any claims asserted by any Hired Employee for any severance package from Seller.

         (c) Seller acknowledges and agrees that, pursuant to the terms of the Seller's Non- Compete Agreement, neither Seller nor any Affiliate will hire or offer to hire any of the Active Employees for a period of five (5) years after the Closing Date.

         (d) Notwithstanding anything in this Agreement to the contrary, Seller and Buyer covenant and agree to cooperate and to consult with each other to ensure that neither Seller nor Buyer, nor both of them, violate the Worker Adjustment and Retraining Notification Act ("WARN ACT"), or any federal or state equal opportunity anti-discrimination, wage and hour or any other employment law, rule or regulation that is or may be applicable to the provisions hereof (collectively, "EMPLOYMENT LAWS"). Each of Seller and Buyer covenant and agree that neither will take any separate actions or omissions, or joint actions or omissions, which would cause either Seller or Buyer, or both, to violate any of the Employment Laws. Seller and Buyer further covenant and agree that in the event any of the Employment Laws are violated, Seller shall be solely responsible and liable for any and all Claims relating to any violation by Seller of the Employment Laws (except to the extent Seller is indemnified by Buyer for violations of Employment Laws by Buyer with respect to the Hired Employees pursuant to the terms of this Agreement), and Buyer shall be solely responsible and liable for any and all Claims relating to any violation by Buyer of the Employment Laws.

         (e) To the extent permitted under applicable law, Buyer agrees to use reasonable efforts to assist the Hired Employees in rolling over any amounts accrued for the benefit of such Hired Employees under Seller's pension and profit sharing plan(s) to the 401(k) Plan maintained by Buyer. Any such transfers shall occur as soon as practicable after all legal and administrative prerequisites are met after the Closing Date.

         (f) Buyer agrees that notwithstanding any contrary employment policy of Buyer in effect as of the Effective Date or the Closing Date, any Hired Employee who as of the Closing Date is or will be employed by Seller for a period of at least ten (10) years, shall be entitled to receive four (4) weeks of paid vacation after having worked for Seller (and, if applicable, Buyer after the Closing Date) for a period of fifteen (15) years. Moreover, those Hired Employees who as of the Closing Date have been employed by Seller for at least fifteen
(15) years shall continue to receive four (4) weeks of paid vacation.

         (g) Buyer further agrees that notwithstanding any contrary employment policy of Buyer in effect as of the Effective Date or the Closing Date, any Hired Employee who as of the Closing Date is actively participating in Seller's tuition reimbursement program shall be entitled to continue to receive the benefits accorded thereunder for so long as such employee continues to participate in such continuing education programs. Hired Employees who are not as of the Closing Date participating in such tuition reimbursement program shall not be offered such program after the Closing Date. SCHEDULE 6.4(G) attached hereto lists all of the Active Employees currently participating in Seller's tuition reimbursement program.

                                   ARTICLE VII

                                   TAX MATTERS

                  SECTION 7.1. TAX RETURNS. Seller represents and warrants that all Tax returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any of the Assets, Seller or the Business have been or will be filed in accordance with all applicable laws. All Taxes with respect to Seller, the Assets or the Business (whether or not requiring the filing of a return and including any interest, penalties and additions thereto) due and payable have been, and as of the Closing Date will have been, timely paid in full. Neither Seller nor any Affiliate of Seller nor any member of an affiliated or combined group of which Seller or any Affiliate of Seller is a member is a party to any threatened action or proceeding for assessment or collection of Taxes and no claim for assessment or collection of Taxes has been asserted against Seller, any Affiliate of Seller or any member of such affiliated or combined group. Seller represents and warrants that SCHEDULE
7.1 attached hereto sets forth the name, address and account number of all taxing authorities for which Seller has paid Taxes for the three (3) years preceding the Effective Date. Seller is not a foreign person within the meaning of Section 1445 of the Code.

                  SECTION 7.2. SALES, TRANSFER AND SIMILAR TAXES. Buyer shall be liable for, and shall hold harmless Seller and the Seller Indemnified Parties, from and against any and all documentary stamp Taxes and surtaxes levied by the States of Ohio and Kentucky in connection with the transfer of the Assets to Buyer, and all other Taxes and fees levied in connection with the transfer of the Assets to Buyer, including but not limited to sales, transfer, use, and filing fees and Taxes. Buyer and Seller shall each be liable for, and shall hold harmless the other party and the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, from and against any income Taxes levied against such party in connection with the transactions contemplated by this Agreement.

                  SECTION 7.3. COOPERATION AND EXCHANGE OF INFORMATION.

         (a) As soon as practicable, but in any event within thirty (30) days after Seller's request, from and after the Closing Date, Buyer shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of the Business and make available such knowledgeable employees of the Business as Seller may reasonably request, including providing the information and data required by Seller's customary Tax and accounting questionnaires, in order to enable Seller to complete and file all Tax returns which it or its Affiliates may be required to file with respect to the operations and business of the Business through the Closing Date or to respond to audits by any taxing authorities with respect to such operations and to otherwise enable Seller to satisfy its internal accounting and Tax requirements. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the operations and business of the Business through the Closing Date, and providing copies of all relevant Tax returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and Tax basis of property, which Buyer may possess and which relate to the operation and business of the Business through the Closing Date. Buyer shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (b) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, Buyer shall retain in accordance with I.R.S. Rev. Proc. 86-19 and 91- 59, and neither destroy nor dispose of, all Tax returns, books and records (including computer files) of, or with respect to the activities of, the Business for all taxable periods ending on or prior to the Closing Date. Thereafter, Buyer shall not destroy or dispose of any such Tax returns, books or records unless it first uses good faith efforts to offer such Tax returns, books and records to Seller in writing at least sixty (60) days prior to such proposed destruction or disposition; PROVIDED, HOWEVER, that sixty
(60) days after Buyer offers such Tax returns, books or records to Seller in writing, if Seller does not accept such offer, Buyer shall be free to dispose of or destroy such records and if Seller accepts such offer, Buyer shall no longer have any obligation hereunder with respect to records delivered to Seller and provided further, however, that Seller shall not, in any event, have any claim against Buyer or Buyer's successors, assigns or Affiliates for any failure by Buyer or Buyer's successors, assigns or Affiliates to give such notice of proposed destruction or disposition. Seller shall have the right to access any and all Tax Returns, books and records retained by Buyer as Seller may reasonably require upon reasonable notice to Buyer.

         (c) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date, a list of which is set forth on SCHEDULE 7.3(C) attached hereto. Such cooperation shall include, but not be limited to, furnishing prior years' Tax returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax returns, and furnishing such other information within such party's possession requested by the party filing such Tax returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (d) Seller shall have the right, at its own expense, to control any audit or examination by any taxing authority ("TAX AUDIT"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Business. In this regard, Seller agrees, notwithstanding any other provision of this Agreement, to indemnify, defend, and hold harmless Buyer and the Buyer Indemnified Parties from and against any and all claims, liabilities, damages, losses, actions, causes of action, costs fees and expenses, including without limitation, court costs and attorney's fees and expenses, in any way arising out of any such Tax Audit. The indemnities of Seller contained in this

Section 7.3(d) shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds and limitations set forth in Article X.

         (e) If either party fails to provide any information reasonably requested by the other party that such other party is obligated to provide to the requesting party pursuant to the terms of this Agreement in the time specified herein, or if no time is specified pursuant to this Section 7.3, within a reasonable period, or otherwise fails to do any act required of it under this Section 7.3, then the other party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, and the other party shall so indemnify and hold harmless the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, from and against any and all costs, claims or damages, including all Taxes or deficiencies thereof, payable as a result of such failure.

                  SECTION 7.4. PRORATIONS.

         (a) Any paid or unpaid Taxes relating to the Assets or the Business for the periods during which the Closing occurs, including, without limitation, ad valorem taxes, personal property taxes and inventory taxes, if applicable (collectively, the "PRORATED TAXES"), shall not be deemed to be part of the Assumed Liabilities or Assets to be acquired by Buyer, but shall be prorated between Seller and Buyer as provided in this Section 7.4. Any Prorated Taxes shall be apportioned between Seller and Buyer as of the Closing Date, with Buyer bearing only that portion of such expense as the number of days beginning with the first day after the Closing Date to the end of such period bears to the total number of days in the applicable period and Seller bearing only that portion of such expense as the number of days in such period prior to and including the Closing Date bears to the total number of days in the applicable period. Buyer and Seller shall each promptly pay to the other any Prorated Taxes properly attributable to one party, but paid by the other, and, to the extent practicable, all Taxes subject to proration hereunder shall be adjusted in cash by the parties hereto at Closing. To the extent not adjusted in cash at Closing, all requests for payment of Taxes properly attributable to one party that are received by the other will be promptly forwarded to the other party, which shall promptly pay the same. In the event either party pays any Prorated Taxes for which the other party is obligated in whole or in part, such paying party shall deliver to the other party reasonable documentation evidencing the applicable Prorated Tax and the other party shall promptly reimburse such party. Any amount reimbursable under this Section 7.4 and not so reimbursed within thirty (30) days after the date of request for reimbursement shall bear interest at the rate of nine percent (9%) per annum from the date of such request until the date paid.

         (b) Buyer shall be responsible for the payment of all operating expenses related to the Assets and the Business attributable to periods after the Closing Date, and Seller shall be responsible for the payment of all operating expenses related to the Assets and the Business incurred for all prior periods prior to and including the Closing Date.

         (c) To the extent possible, the amount of any adjustment described in this Section 7.4 shall be estimated and paid at the Closing, based upon the best information available to Buyer and Seller at the time, and shall be adjusted as soon thereafter as may be reasonably practicable when final billings are available or when such amounts may be determined with reasonable certainty. The provisions of this Section 7.4 shall survive the Closing.

                                  ARTICLE VIII

                    CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to consummate the purchase of the Assets and the Business shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

                  SECTION 8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. The representations and warranties of Seller contained in this Agreement shall have been true on the Effective Date without regard to any schedule updates and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed or complied with in all material respects.

                  SECTION 8.2. FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, assignments, approvals, estoppel certificates, orders, qualifications and waivers either (a) listed on
SCHEDULE 3.7(B) and indicated thereon as being a condition to the Closing for Buyer or (b) described in Section 5.2(a)(iv) shall have been filed, made or obtained, and all applicable waiting periods under the HSR Act (if applicable) shall have expired or been terminated.

                  SECTION 8.3. NO INJUNCTION OR PENDING LITIGATION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Assets and the Business, and there shall be no action, suit or proceeding, in law or in equity, instituted or threatened before any federal, state, county or local court, department, commission, agency or other instrumentality or arbitrator or similar entity pertaining to the transactions contemplated by this Agreement or to their consummation, excluding any action, suit or proceeding instituted or threatened by Buyer.

                  SECTION 8.4. PRE-ACQUISITION REVIEW. Buyer and its representatives shall have completed a pre-acquisition review of (a) Seller, (b) the Business, (c) the financial statements and books and records of the Business, (d) the workpapers and records of the independent certified public accountants of Seller relating to the Business, (e) the Title Commitment and Survey described in Section 5.1(b), and (f) structural, mechanical, electrical and plumbing inspection reports of the Seller's Facilities.

                  SECTION 8.5. DELIVERY OF RECORDS. Seller shall have delivered all Records in its possession to Buyer in accordance with the provisions of
Section 2.10.

                  SECTION 8.6. RELEASES OF LIENS. Buyer shall have received releases of all liens with respect to the Assets in recordable form executed by all holders of liens that are of record in any jurisdiction; all of which shall operate to release any and all liens and encumbrances affecting the Assets, except for Permitted Liens.

                  SECTION 8.7. PERFORMANCE OF SELLER'S OBLIGATIONS. Seller shall have furnished or caused to be furnished to Buyer, all items required to be furnished to Buyer pursuant to other Sections of this Agreement, including without limitation, the documents described in Sections 2.5(b) and 2.5(c).

                  SECTION 8.8. LIMITATION ON ACCOUNTS PAYABLE. Buyer shall have determined to its satisfaction that the Accounts Payable of Seller that are more than sixty (60) days past due do not exceed $50,000 in the aggregate amount, excluding Accounts Payable by Seller that are disputed by Seller in good faith.

                  SECTION 8.9. NO MATERIAL ADVERSE CHANGE. Buyer shall have determined to its satisfaction that there has been no material adverse change in the condition of the Business, the Assets or of Seller which would reasonably be expected to affect the Business or the Assets, except as may be contemplated by or result from any operations of the Business to the extent such operations are consistent with the terms and provisions of this Agreement.

                  SECTION 8.10. ENVIRONMENTAL AUDIT. Buyer shall have completed to the satisfaction of Buyer environmental studies and audits of the Seller's Facilities.

                  SECTION 8.11. AUDITED FINANCIAL INFORMATION. Seller shall have delivered to Buyer audited balance sheets and related statements of operations of Seller for the operation of the Business for the period from November 1, 1995, to October 1, 1996. The cost of such audit shall be paid by Buyer.

                                   ARTICLE IX

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to consummate the purchase of the Assets and the Business is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

                  SECTION 9.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                  SECTION 9.2. NO INJUNCTION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Assets and the Business, excluding any injunction, restraining order or decree resulting from action initiated by Buyer.

                  SECTION 9.3. DELIVERY OF THE CASH PORTION OF THE PURCHASE PRICE AND CLOSING DOCUMENTS. Buyer shall have delivered to Seller the Cash Portion of the Purchase Price and have executed and delivered to Seller the documents described in Sections 2.5(b) and 2.5(d).

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

                  SECTION 10.1. SURVIVAL.

         (a) Except as otherwise provided in Sections 7.3(d), 7.4 and 10.3, all representations, warranties and (except as provided in Section 10.1(e)) covenants and agreements of the parties contained in this Agreement, or any certificate, document or other instrument delivered in connection herewith (to the extent not fully performed prior to the Closing Date), shall survive the Closing only until the twelfth (12th) month anniversary of the Closing, except for the liabilities or obligations of Seller relating to the payment of Taxes which shall survive until the applicable statute of limitations shall have expired.

         (b) No action or proceeding may be brought with respect to any of the representations, warranties, covenants or agreements set forth in this Agreement, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, covenant or agreement, shall have been delivered to the party alleged to have breached such representation, warranty, covenant or agreement prior to the expiration of the survival time set forth for such representation, warranty, covenant or agreement in Section 10.1(a) and Section 10.1(e).

         (c) In calculating any amount of loss payable to Seller pursuant to
Section 10.2(a) or payable to Buyer pursuant to Section 10.2(b) or Section 10.3, amounts shall be included for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity, punitive damages or exemplary damages only to the extent available under applicable law and further only if awarded by the arbitrators in an arbitration conducted pursuant to Section 12.12 of this Agreement. Notwithstanding any other provision herein to the contrary, in no event may special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity, punitive damages or exemplary damages to the extent available under applicable law, be awarded by any authority other than an arbitrator in an arbitration conducted pursuant to Section 12.12.

         (d) Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor Seller shall make any claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $100,000, and, if such amount is exceeded, Buyer or Seller, as the case may be, shall be required to pay the entire amount of such aggregate loss to the other party for all such breaches; PROVIDED, HOWEVER, that a party's obligation and liability for any and all breaches of the representations, warranties, covenants and agreements set forth in this Agreement shall not exceed in the aggregate an amount equal to the Purchase Price, and PROVIDED FURTHER, HOWEVER, that the indemnities of Seller with respect to any Claims against any of the Buyer Indemnified Parties relating to the Retained Liabilities and of Buyer with respect to any Claims against any of the Seller Indemnified Parties relating to the Assumed Liabilities, respectively, shall be absolute and unconditional obligations of Seller and Buyer, respectively, and shall not be subject to the thresholds and limitations set forth in this Article X.

         (e) Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing, including those pursuant to Section 10.3, shall survive in accordance with their terms.

                  SECTION 10.2. GENERAL INDEMNIFICATION BY BUYER OR SELLER.

         (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, Seller's Affiliates, and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PARTIES")
(i) subject to the applicable notification and timing requirements and the other limitations provided in Section 10.1, from and against any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by Buyer under this Agreement, (ii) from and against any and all Covered Liabilities arising out of the failure of Buyer to pay, discharge or perform any of the Assumed Liabilities, and (iii) the operation of the Business by Buyer after the Closing Date.

         (b) From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "BUYER INDEMNIFIED PARTIES") from and against (i) subject to the applicable notification and timing requirements and other limitations and obligations provided in Sections 10.1 and 10.3, any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by or on behalf of Seller under this Agreement, (ii) any and all Covered Liabilities arising out of the failure of Seller to pay, discharge or perform any of the Retained Liabilities, and (iii) the operation of the Business by Seller prior to and including the Closing Date.

         (c) Except as may otherwise be provided herein, indemnification pursuant to this Article X shall be the exclusive remedy for any breach by either party of any representation or warranty contained in this Agreement.

                  SECTION 10.3. ENVIRONMENTAL INDEMNIFICATION BY SELLER.

         (a) Subject to the applicable limitations provided in Section 10.1 and this Section 10.3 and the obligations of Buyer set forth in this Section 10.3, for a period of twenty-four (24) months from and after the Closing Date, Seller shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Covered Liabilities arising out of (i) the breach of any of the representations and warranties contained in Section 3.12, (ii) the matters set forth on SCHEDULE 3.12(B), to the extent that those matters require remediation under or pursuant to any Hazardous Substances Laws, as the same shall exist as of the Closing Date,
(iii) the treatment, storage or disposal, prior to the Closing Date, of Hazardous Materials or any other petroleum products used or generated in or related to the operation of the Business, and (iv) the presence of Hazardous Materials in the fixtures, structures, soil, groundwater or air to the extent that the presence of such Hazardous Materials occurred prior to the Closing Date.

         (b) Seller's liability under this Section 10.3 shall be subject to the following:

                  (i) With respect to any Covered Liability which is the subject of Section 10.3(a) arising out of the release of any Hazardous Materials or any petroleum products to the environment prior to the Closing Date at any facility that is or was operated by the Business or
         Seller:

                           (A) With respect to conditions where Seller agrees
                  that it has liability upon presentation of a sufficient claim by Buyer, Seller shall have the option to either:

                                    (1) cause the necessary remediation to be
                           accomplished at Seller's direction and expense using Seller's personnel, consultants, and/or contractors, in accordance with the provisions of Section 10.3(b)(i)(E), in which event Buyer shall furnish necessary access to the facility and shall make available (to the extent it does not unreasonably interfere with Buyer's business or operations and at Seller's cost and expense) utilities and like services required to enable Seller's personnel, consultants, and contractors to perform their work, and shall promptly comply with all reasonable requests by such personnel, consultants, and contractors relating to the remediation work, at the expense of Seller (which expense shall be credited toward the aggregate liability of Seller for purposes of the limitations set forth in Section 10.1) (PROVIDED that, any remediation performed by Seller or at Seller's direction, shall be performed in a manner that does not unreasonably interfere with Buyer's operations); or

                                    (2) require Buyer to accomplish the
                           remediation at Buyer's direction using Buyer's personnel, consultants, and/or contractors, PROVIDED, HOWEVER, that as a precondition Seller shall have delivered to Buyer, prior to the initiation of any such remediation, cash funds or a letter of credit (from a financial institution and containing such terms and conditions as are reasonably acceptable to Buyer), in an amount estimated by an environmental consultant acceptable to Buyer and Seller to cover all reasonable expenses to be incurred by Buyer in connection with that remediation (which funds shall be credited toward the aggregate liability of Seller for purposes of the limitations set forth in Section 10.1).

                           (B) (1) With respect to conditions where Seller does not agree that it has liability or where Buyer presents a deficient claim, then Seller shall have the same options as described in Section 10.3(b)(i)(A), except that Seller shall have no obligation to deposit with Buyer any cash funds or letter of credit under Section 10.3(b)(i)(A)(2) and neither party shall have any obligation to reimburse the other party for any cost or expense incurred by such other party in connection with the remediation until and unless there has been a final resolution of the relative liabilities of the parties thereto by mutual agreement or under the provisions of Section
                           12.12. Either party may initiate arbitration under the provisions of Section 12.12 with respect to any claim under this Section 10.3(b)(i)(B)(1) at any point, whether prior to or after commencement of remediation.

                                    (2) In any situation covered by this Section
                           10.3, the party conducting the remediation work shall indemnify each of the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, from and against any Covered Liabilities arising from any third-party claims for personal injury or property damage from the performance of the remediation work, whether based upon negligence, strict liability or any other theory of recovery in either law or equity.

                           (C) Seller's liability to remediate contamination or
                  to indemnify Buyer and the Buyer Indemnified Parties therefor under this Section 10.3 shall be limited to:

                                    (1) Covered Liabilities arising out of
                           conditions or matters set forth on SCHEDULE 3.12(B); and

                                    (2) conditions or matters not set forth on
                           SCHEDULE 3.12(B) which constitute a breach of the representations and warranties contained in Section 3.12.

                           (D) Except as required by law or with the express
                  prior written consent of Seller in each instance, or unless Buyer determines in the exercise of its reasonable business judgment that such action is necessary to prevent Hazardous Materials Contamination or liability for Buyer related to Hazardous Materials Contamination that constitutes Covered Liabilities, Buyer shall not take action or fail to take action which has the effect of triggering, accelerating, or expanding Seller's liability to remediate any contamination (or to pay for such remediation). Notwithstanding any other provision herein, Seller shall have no liability for, and Buyer shall indemnify and hold Seller Indemnified Parties harmless against, any breach by Buyer of this Section 10.3(b)(i)(D).

                           (E) The party directing any remediation work shall
                  deliver all workplans to the other party for prior written approval not to be unreasonably withheld or delayed, provide the other party with reasonable notice prior to commencing any remediation work, require that consultants and contractors obtain insurance in the types and amounts reasonably appropriate considering the scope and extent of the remediation work, permit representatives of the other party to observe the remediation work at all reasonable times and in a manner which does not unreasonably interfere with the progress of the remediation, perform all remediation work in accordance with all applicable laws, dispose of all Hazardous Materials generated in connection with such remediation work in the name of such party, and promptly furnish to the other party copies of all reports concerning the remediation (including forecasts of expenditures, budgets, and other financial information) which may be prepared by or for the party performing the remediation and all correspondence to or from environmental agencies concerning the remediation or the condition being remediated. All reports, other than those given to a Government Authority, shall be treated as confidential by the party receiving such reports and shall not be disclosed to third parties. All contractors performing any remediation work on behalf of Seller shall, as a precondition to performing any such work, deliver to Buyer a written waiver, in form and substance satisfactory to Buyer, of all rights to assert any liens or claims against Buyer or any of its properties. The review, oversight and other expenses incurred by the party not performing the remediation work, whether payable to environmental consultants, contractors or otherwise, shall not be considered Covered Liabilities and shall not be subject to reimbursement by the other party.

                           (F) Seller shall have no responsibility and shall
                  bear no cost to remediate any condition of contamination to a greater degree or extent than that which is required by applicable Hazardous Substances Laws.

                  (ii) With respect to any Covered Liability arising out of any alleged, actual or threatened contamination at a site which is not, and has not been, a facility operated by the Business, or arising out of the inclusion of any facility, whether operated by the Business or not, as part of a multi-party CERCLA (or state superfund) site, then:

                           (A) Notwithstanding any other provision in this
                  Agreement to the contrary, Seller's liability shall be limited to those matters as to which Buyer shall, by the fifth (5th) anniversary of the Closing Date, have given Seller notice specifying in reasonable detail the basis on which liability arising from the operation of the Business prior to the Closing Date is claimed; PROVIDED, HOWEVER, that Seller shall have no liability whatsoever, unless Buyer shall have given Seller prompt notice upon receiving a claim or notice from the U.S. Environmental Protection Agency (the "EPA") or any other Government Authority or upon learning of facts that could give rise to such a claim; and

                           (B) If either Buyer or Seller is named in the claim
                  or notice, Buyer and Seller shall each cooperate and assist the other in the investigation and defense of any indemnified claims by the EPA or any other Government Authority or other Person and shall furnish such information relating to the claim as may be reasonably requested by the other party. Each party shall permit representatives of the other party to interview such party's personnel and to examine and copy all non-confidential records of the Business which may be relevant to the defense of any such claim.

                  (iii) For purposes of the reimbursement obligations described in this Section 10.3, "promptly" shall mean payment in immediately available funds within thirty (30) days after receipt from any of the Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, of a demand for indemnity payment or reimbursement, or if such demand is contested, within thirty (30) days of resolution of such conflict in the demanding party's favor by mutual agreement or under the procedures of Section 12.12. If Seller or Buyer should fail promptly to pay a valid reimbursement claim when made, or should pay a claim subsequently determined not to have been valid, then the unpaid sum or the wrongfully paid sum, as the case may be, shall bear simple interest at a rate of nine percent (9%) per annum from the date on which payment was due, in the case of an unpaid claim, and from the date on which payment was made, in the case of a wrongfully paid claim, until payment is made.

                  SECTION 10.4. THIRD PARTY CLAIMS. If a claim by a third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article X, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have thirty
(30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after receipt of such notice to undertake, through counsel of its own choosing (subject to the reasonable approval of the indemnified party) and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; PROVIDED, HOWEVER, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, PROVIDED that the fees and expenses of such counsel shall be borne by such indemnified party. The indemnified party shall have the right to pay or settle any such claim, PROVIDED that in such event it shall waive any right to indemnity therefor by the indemnifying party unless the indemnifying party has consented in writing to such payment or settlement. If the indemnifying party does not notify the indemnified party within thirty (30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                  SECTION 10.5. BULK SALES WAIVER; INDEMNIFICATION. Buyer hereby waives compliance by Seller with the provisions of any applicable "bulk sales" or similar laws, subject to the indemnity of Seller contained in this Section
10.5. Seller hereby agrees to indemnify, defend, and hold harmless Buyer and the Buyer Indemnified Parties from and against any and all claims, liabilities, damages, losses, actions, causes of action, costs, fees and expenses, including, without limitation, court costs and attorney's fees, in any way arising out of any "bulk sales" or similar laws applicable to the purchase of the Assets and the Business, unless the claim relates to an Assumed Liability. Seller acknowledges and agrees that the agreements of Seller contained in this Section
10.5 shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds and limitations set forth in this Article X.


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

                                   ARTICLE XI

                                   TERMINATION

                  SECTION 11.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

         (a) the mutual consent of Seller and Buyer;

         (b) by Buyer, (i) at any time if the representations and warranties of Seller contained in Article III and Article VI were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Seller given at any time after December 31, 1997 (or such later date as shall have been specified in writing authorized on behalf of Seller and Buyer) if all of the conditions precedent set forth in Article VIII have not been met; or

         (c) by Seller, (i) at any time if the representations and warranties of Buyer contained in Article IV were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Buyer given at any time after December 31, 1997 (or such later date as shall have been specified in writing authorized on behalf of Seller and Buyer) if all of the conditions precedent set forth in Article IX have not been met.

                  SECTION 11.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by Seller on the one hand or Buyer on the other pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 12.5 shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made in accordance with Section 3.7(b) shall, to the extent practicable, be withdrawn from the Persons to which they were made.

                  SECTION 11.3. RETURN OF DEPOSIT.

         (a) In the event the Agreement is terminated by either party pursuant to Sections 11.1(a), 11.1(b) (for any reason other than a breach or default by Buyer under this Agreement), or 11.1(c)(ii), and without limiting any rights or remedies Buyer may otherwise have with respect to any breach of this Agreement, the Deposit, plus any and all accrued interest thereon, shall be promptly returned to Buyer by wire transfer to an account designated by Buyer.

         (b) In the event the Agreement is terminated by Seller pursuant to
Section 11.1(c)(i) (as a result of a breach or default by Buyer under this Agreement), the Deposit, plus any and all accrued interest thereon, shall be promptly delivered to Seller as liquidated damages, and Seller specifically waives any and all other remedies that Seller may otherwise have with respect


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

to any breach of this Agreement, including without limitation, the right of specific performance and the right to pursue a claim for damages.


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



                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1. NON-ASSIGNABLE UNDERTAKINGS AND RIGHTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, permit, lease, commitment, sales order or purchase order which would otherwise be assigned hereunder if any attempted assignment thereof without the consent of the other party thereto or the grantor thereof would constitute a breach thereof or would in any way affect the rights of Seller thereunder. If such consent is not obtained, Seller shall act as the agent for Buyer in order to obtain for Buyer the benefits thereunder. To the extent that consents or waivers are not obtained by Seller prior to Closing but Buyer elects to consummate the purchase of the Assets and the Business, Seller and Buyer shall continue to seek such consents or waivers and to cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Seller and Buyer, and which result in the benefits and obligations under such assumed contracts, leases and permits being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

                  SECTION 12.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 12.2, PROVIDED receipt of copies of such counterparts is confirmed.

                  SECTION 12.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

                  SECTION 12.4. ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein), and the Schedules and Exhibits hereto supersede any and all previous agreements and understandings between the parties and contain the entire agreement between the parties with respect to the subject matter of this Agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 10.2, 10.3 and 10.4, which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, this Agreement is not intended to confer upon any Person not a party hereto (other that the successors and assigns of the parties hereto as permitted by Section 12.7) any rights or remedies hereunder and no other Person, including any present or future employees of Buyer or Seller, shall be treated as a third-party beneficiary of any of the provisions of this Agreement.

                  SECTION 12.5. EXPENSES. Except as set forth in this Agreement, whether or not the purchase and sale of the Assets and the Business is consummated, all legal and other costs


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and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Buyer shall pay the cost of the owner's policy of title insurance described in Section 2.5(c)(ii), as well as the cost of the Survey.

                  SECTION 12.6. NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

Notices to Seller shall be addressed to:

                           Kratz-Wilde Machine Company
                           9826 Crescent Park Drive
                           Westchester, Ohio 45069
                           Attn:    Mr. Jerry Bach, President
                           Telecopy Number: (513) 779-6891 [CALL JERRY BACH PRIOR TO SENDING]

                           with a copy to:

                           Ziegler & Schneider, P.S.C.
                           200 Covington Mutual Building
                           629 Madison Avenue
                           Covington, Kentucky  41011
                           Attn.:  Joseph L. Baker, Esq.
                           Telecopy Number:  (606) 581-0395

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                           Aviation Sales Company
                           6905 N.W. 25th Street
                           Miami, Florida 33122
                           Attn:  Dale S. Baker, President
                           Telecopy Number:  (305) 599-6775

                           with a copy to:

                           Boyar, Simon & Miller, P.C.
                           4265 San Felipe, Suite 1200
                           Houston, Texas 77027
                           Attn:    J. William Boyar, Esq.
                           Telecopy Number:  (713) 552-1758


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

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

                  SECTION 12.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto. Notwithstanding the provisions of the first sentence of this Section 12.7, this Agreement, and all agreements, documents and instruments contemplated hereby, may be assigned by Buyer to (a) financial institutions (for the purposes of granting security interests herein) and/or (b) a subsidiary of Buyer (for the purposes of assigning the Buyer's interest herein and therein) without the prior written consent of the Seller; PROVIDED, HOWEVER, that any assignee of any assignment shall be subject to all claims of offset and all defenses that may be asserted by the other party to this Agreement against the assignor to such assignment.

                  SECTION 12.8. HEADINGS; DEFINITIONS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION 12.9. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  SECTION 12.10. INTERPRETATION; ABSENCE OF PRESUMPTION.

         (a) For the purposes of this Agreement, (i) "to Seller's knowledge" shall mean the actual knowledge of Seller's executive officers after due inquiry, which may be satisfied by consultation with, where appropriate, outside legal counsel, (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (v) the word "or" shall not be exclusive, and (vi) provisions shall apply, when appropriate, to successive events and transactions.


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         (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  SECTION 12.11. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this Agreement.

                  SECTION 12.12. SETTLEMENT OF DISPUTES.

         (a) Except as provided in Section 12.12(c), any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. If there arises any dispute or controversy arising from or relating to this Agreement in connection with which a party seeks to impose personal liability upon a Seller Indemnified Party or a Buyer Indemnified Party, the Seller Indemnified Party or the Buyer Indemnified Party against whom such claim is made has the right, but is not required, to require that such dispute or controversy be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration, in accordance with the provisions of this Section 12.12. Prior written notice of any dispute or controversy described in the preceding sentence shall be delivered to the Seller Indemnified Party or to the Buyer Indemnified Party, who, within ten (10) days after delivery of the notice, shall deliver to the demanding party a written statement of whether the mediation and arbitration provisions of this Section
12.12 are elected. If the written response of the Seller Indemnified Party or the Buyer Indemnified Party is not timely delivered to the claiming party, the provisions of this Section 12.12 shall not apply to such dispute or controversy.

         (b) Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

                  (i) If a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand mediation. The notice shall briefly state the matter in controversy.

                  (ii) If the parties do not resolve the dispute within ten (10) days after delivery of the notice of mediation, either party may request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay one-half of the cost of the mediator's services, in advance upon request by the mediator or any party.

                  (iii) Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the


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



         dispute. If the parties do not resolve the dispute with thirty (30) days after appointment of the mediator, the dispute shall be resolved in arbitration and either party may, in a written notice delivered to the other party, demand arbitration. The notice shall name and appoint an arbitrator selected by the party demanding arbitration.

                  (iv) Within thirty (30) days after receiving a demand for arbitration, the receiving party shall, in a written notice delivered to the demanding party, name and appoint its own arbitrator. If the receiving party fails to name and appoint an arbitrator timely, then an arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The two arbitrators so appointed shall appoint a third arbitrator within thirty (30) days, and the appointment may be made either by agreement of the two arbitrators or selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

                  (v) Each party shall bear its own arbitration fees, costs and expenses; PROVIDED, HOWEVER, that fees, costs and expenses associated with judicial proceedings may be awarded by a court under Section 12.12(b)(vii). The arbitration hearing shall be held in Cincinnati, Ohio at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Florida (excluding conflict of laws provisions) shall also apply to the arbitration.

                  (vi) The arbitration hearing shall be concluded within ten
         (10) days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by either party in a court of competent jurisdiction.

                  (vii) The parties stipulate that the provisions of this
         Section 12.12 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings unsuccessfully contest an arbitration award rendered under this Section 12.12, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses


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



         to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor may any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

         (c) EMERGENCY RELIEF. Notwithstanding anything in this Section 12.12 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                  (i) JURISDICTION. In connection only with the provisions of
         Section 12.12, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Ohio and, if such court does not have jurisdiction, of the courts of the State of Ohio in Hamilton County, for the purposes of any Action arising out of this Agreement or the subject matter of this Agreement brought by any other party under
         Section 12.12 of this Agreement.

                  (ii) WAIVER OF DEFENSES. In connection only with the provisions of this Section 12.12, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action under this
         Section 12.12, any claim (A) that it is not personally subject to the jurisdiction of the above-named courts, (B) that the Action is brought in an inconvenient forum, (C) that it is immune from any legal process with respect to itself or its property, (D) that the venue of the suit, action or proceeding is improper, or (E) that this Agreement or the subject matter of this Agreement may not be enforced in or by such courts.

                  (iii) SERVICE OF PROCESS. In connection only with the provisions of this Section 12.12, Buyer and Seller agree that, even if at any time during the term of this Agreement Buyer is not qualified to do business in the State of Ohio, or Seller is not qualified to do business as a foreign corporation in the State of Ohio, Buyer and Seller each shall and do hereby irrevocably designate and appoint the Secretary of State of the State of Ohio as its agent for service of process in any Action with respect to any matter as to which it submits to jurisdiction as set forth above; it being agreed that any method of service upon such agent, with a copy sent to Buyer or Seller, as the case may be, in the manner set forth in Section 12.6, shall constitute valid service upon Buyer or Seller, as the case may be.


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                  (iv) JUDICIAL RELIEF FOR BREACH OF NON-SOLICITATION
         PROVISIONS. Notwithstanding anything in this Section 12.12 to the contrary, a dispute or controversy relating to a violation or threatened violation of Section 6.4(c) of this Agreement shall not be subject to the mediation and arbitration provisions of this Section 12.12, and either party may seek from a court of law any available judicial remedy, whether legal or equitable (including but not limited to injunctive relief and damages), based on a breach or threatened breach of Section 6.4(c) of this Agreement.

                  SECTION 12.13. SURVIVAL. The disclaimers, waivers, releases, renunciations and other rights and obligations of the parties under Section 3.16 of this Agreement shall survive forever and shall specifically survive any transfer of title or possession of any Inventory, any termination or expiration of this Agreement or any impossibility of performance of this Agreement or frustration of purpose of this Agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the Effective Date.

                                       KRATZ-WILDE MACHINE COMPANY


                                       By: /S/ JERRY BACH
                                           --------------------------------
                                           Jerry Bach, President



                                       AVIATION SALES COMPANY

                                       By: /S/ DALE S. BAKER
                                           --------------------------
                                           Dale S. Baker, President







                   Signature Page to Asset Purchase Agreement
                                 By and Between
                         Kratz-Wilde Machine Company and
                             Aviation Sales Company


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



                                     JOINDER

                           TO ASSET PURCHASE AGREEMENT

         The undersigned hereby executes and joins in this Asset Purchase Agreement to acknowledge the provision of Section 2.5(c)(vii).

                                                /S/ TOM BACH
                                                ----------------------------
                                                TOM BACH


                                                /S/ PAUL BACH
                                                ----------------------------
                                                PAUL BACH



         The undersigned hereby executes and joins in this Asset Purchase Agreement to acknowledge the provision of Section 2.5(d)(i).


                                                /S/ JERRY BACH
                                                ----------------------------
                                                JERRY BACH






                            Signature Page to Joinder
                           to Asset Purchase Agreement
                                 By and Between
                         Kratz-Wilde Machine Company and
                             Aviation Sales Company


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